UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          CATALYST LIGHTING GROUP, INC.

                          ----------------------------
                             (NAME OF SMALL BUSINESS
                             ISSUER IN ITS CHARTER)

         DELAWARE                        6770                    84-1588927
  ------------------------  -----------------------------    ------------------
  (STATE OF INCORPORATION    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
      OF ORGANIZATION)      OR JURISDICTION CLASSIFICATION   IDENTIFICATION NO.)
                                     CODE NUMBER)

                            6777 CAMP BOWIE BOULEVARD
                                    SUITE 233
                              FORT WORTH, TX 76116
                                 (800) 433-7753
                        (ADDRESS AND TELEPHONE NUMBER OF
                          PRINCIPAL EXECUTIVE OFFICES)

                              DENNIS H. DEPENBUSCH
                             CHIEF EXECUTIVE OFFICER
                          CATALYST LIGHTING GROUP, INC.
                            6777 CAMP BOWIE BOULEVARD
                                    SUITE 233
                              FORT WORTH, TX 76116
                                 (800) 433-7753
                          (NAME, ADDRESS AND TELEPHONE
                          NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                               DAVID FELDMAN, ESQ.
                             FELDMAN WEINSTEIN, LLP
                              420 LEXINGTON AVENUE
                               NEW YORK, NY 10170
                              PHONE: (212) 869-7000
                               FAX: (212) 997-4242

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT AND DATE OF THE
                                   PROSPECTUS.

                  IF THIS FORM IS FILED TO REGISTER ADDITIONAL
                  SECURITIES FOR AN OFFERING PURSUANT TO 462(B)
                UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX
                    AND LIST THE SECURITIES ACT REGISTRATION
                    STATEMENT NUMBER OF THE EARLIER EFFECTIVE
                REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

                IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED
                  PURSUANT TO RULE 462(C) UNDER THE SECURITIES
                    ACT, CHECK THE FOLLOWING BOX AND LIST THE
                  SECURITIES ACT REGISTRATION STATEMENT NUMBER
                OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT
                           FOR THE SAME OFFERING. [ ]

    IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES
     ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION
                      STATEMENT FOR THE SAME OFFERING. [ ]

                        IF DELIVERY OF THE PROSPECTUS IS
                          EXPECTED TO BE MADE PURSUANT
                          TO RULE 434, PLEASE CHECK THE
                               FOLLOWING BOX. [ ]
================================================================================

                 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
               STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY
             TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
               FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
                  THAT IT SHALL THEREAFTER BECOME EFFECTIVE IN
               ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT
                 OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION
              STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
               SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT
                      TO SAID SECTION 8(A), MAY DETERMINE.

                    CALCULATION OF REGISTRATION FEE

Title of each Class     Amount       Proposed Maximum   Proposed Maximum    Amount of
of Securities Being     To be        Offering Price       Aggregate       Registration
Registered              Registered   Per Security       Offering Amount       Fee
Common Stock, par
 value $.01 per share   1,200,000        $ 2.50           $ 3,000,000      $  242.70
Common Stock issuable
 upon exercise of
 shares underlying
 Placement Agent
 Warrants                 120,000        $3.125           $   375,000     $    30.34
                        ---------                         -----------     -----------
TOTAL                   1,320,000                         $ 3,375,000     $   273.04
                        =========                         ===========     ===========

                          CATALYST LIGHTING GROUP, INC.
                            (A Delaware Corporation)

                          1,200,000 shares of common stock

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     Subject to Completion. Preliminary Prospectus dated September 29, 2003.

We were formed under the name Wentworth III, Inc. in March, 2001 as a blank check company to pursue a business combination. We offered our common stock to the public pursuant to Rule 419 promulgated under the Securities Act of 1933, as amended, and closed our offering in November, 2002, raising proceeds of $50,000 from the sale of 50,000 shares of our common stock. We had no operating business and our activities since inception had been related to formation, completing our initial public offering and finding suitable merger or acquisition candidates. As of February 12, 2003, we entered into a Securities Exchange Agreement with Whitco Company, L.L.P., a Texas limited liability partnership which manufactures, markets and distributes outdoor lighting poles. On August 27, 2003, we acquired Whitco Company, LP (successor in interest as a result of conversion of Whitco Company, L.L.P. to a limited partnership) through an exchange of all of Whitco's partnership units, and options to purchase partnership units, for 2,991,368 shares of common stock, and options to purchase 808,632 shares of common stock. Whitco became our wholly-owned subsidiary. On September 3, 2003, we changed our name to Catalyst Lighting Group, Inc.

We are offering shares of our common stock through Keating Securities, LLC on a best efforts basis. We will pay commissions to Keating on sales of common stock, as set forth herein in more detail. Subscription monies will be held in an escrow account with [ ] pending acceptance by us. We may choose to hold the first closing of the offering after subscriptions and funds of $1,000,000 have been received and accepted. Thereafter, additional shares up to the maximum amount of $3,000,000 may continue to be sold at subsequent closings.

This offering will terminate June 30, 2004, unless we decide in our sole discretion to extend the offering for an additional ninety (90) days.

No public market currently exists for our common stock. The offering price may not reflect the market price of our common stock after this offering. Our shares are not listed on any securities exchange.

These securities have not been approved or disapproved by the Securities and Exchange Commission, nor has the commission passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is subject to amendment and completion.

This offering involves a high degree of risk. Please see "Risk Factors" beginning on page 3.

Offering Information

                                      Per share           Total
                                     ------------    ----------------
Offering price                       $     2.50      $   3,000,000.00
Placement commissions                $      .25      $     300,000.00
Estimated offering expenses          $      .0625    $      75,000.00
Net proceeds to us                   $     2.1875    $   2,625,000.00


                             KEATING SECURITIES, LLC

                      Prospectus dated September __, 2003.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Prospectus Summary.........................................................  1
Summary Financial Information..............................................  1
Risk Factors...............................................................  3
Dilution...................................................................  8
Plan of Distribution ...................................................... 10
Use of Proceeds............................................................ 12
Business................................................................... 13
Management's Discussion and Analysis....................................... 26
Management................................................................. 44
Statement as to Indemnification............................................ 48
Market for our Common Stock................................................ 48
Certain Transactions....................................................... 50
Principal Stockholders..................................................... 51
Description of Securities.................................................. 53
Legal Matters.............................................................. 58
Financial Statements....................................................... F-1

You should rely only on the information contained in this document or to which we have referred you herein. We have not authorized any one to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our common stock. While we have highlighted what we believe are the key aspects of our business and this offering, you should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" beginning on page 3.

                          Catalyst Lighting Group, Inc.

We are a Delaware corporation, organized on March 7, 2001 as Wentworth III, Inc. On August 27, 2003, we acquired Whitco Company, LP, a marketer and distributor of steel and aluminum outdoor lighting poles and related accessories. On September 3, 2003, we changed our name to Catalyst Lighting Group, Inc. Whitco is owned and operated as our wholly-owned subsidiary. The managing member of Whitco is Whitco Management, LLC, also wholly-owned by us. We currently have no other subsidiaries or operating businesses other than the business of Whitco.

We maintain our office at 6777 Camp Bowie Boulevard, Suite 233, Fort Worth, Texas 76116. Our phone number is 800-433-7753 and the fax number is 817-926-5003. Whitco maintains a website at www.whitcopoles.com and we maintain a website at www.catalystlighting.com. The information contained on that website is not deemed to be a part of this prospectus.

The Offering

Securities offered              1,200,000 shares of our common stock, $0.01
                                par value.

Offering price                  $2.50 per share.

Gross Offering proceeds         $3,000,000

Expiration date                 The offering will terminate on June 30, 2004
                                unless extended for an additional 90 day period.

Common stock outstanding
prior to the offering           3,391,368 shares

Common stock to be
outstanding after the offering
(assuming all shares are sold
in offering)                    4,591,368 shares

There is no public market for the common stock and we can give you no assurance that one will develop after the offering. Our founders, officers, directors, current stockholders and affiliates are able to purchase shares in this offering.

                          SUMMARY FINANCIAL INFORMATION

The table below contains certain summary historical financial data of Catalyst Lighting Group. The historical financial data for the period ended December 31, 2002 has been derived from our audited financial statements which are contained in this prospectus. The information herein should be read in conjunction with those financial statements and notes, and the other financial information included in this prospectus.

                                                                                       From
                                     For the 6 Months Ended     For the Year Ended     March 7, 2001 to
                                     June 30, 2003              December 31, 2001      December 31, 2001
                                     -------------             ------------------      -----------------
Statement of Income Data:
  Net Sales                            $      -0-               $      -0-               $      -0-
  Net Income(Loss)                     $  (6,772)               $ (18,525)               $  (1,322)
  Net Gain (Loss) Per Share            $    (.03)               $    (.09)               $    (.01)
  Shares Outstanding                     200,000                  200,000                  150,000

                                       As of June              As of December
                                         30, 2003                 31, 2002
Balance Sheet Data
  Working Capital (Deficit)            $ (43,682)               $ (36,910)
  Total Assets                         $  45,376                $  47,125
  Long-Term Debt                       $    --                  $       0
  Total Liabilities                    $  44,058                $  39,035
Total Shareholders' Equity             $   1,318                $   8,090


Whitco Company, LP

The table below contains certain summary historical and pro forma financial data of Whitco. Net income (loss) for purposes of this summary equals the historical net income (loss) adjusted for pro forma taxes, as if Whitco were a C-corporation for state and federal tax purposes. The historical and pro forma financial data for the year ended September 30, 2002 have been derived from our audited financial statements which are contained in this prospectus. The information should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

                            Nine months    Three months    Twelve months   Twelve months         Nine Months
                            ended          ended           ended           ended                 ended
                            September 30,  December 31,    December 31,    December 31           June 30,
                            2002           2002            2002            2001            2003              2002
Statement of Income Data:
 Sales                      $ 10,243,036   $  3,282,406    $ 13,525,442   $ 11,784,438   $ 10,644,295    $  9,600,503
 Net Income
   (Loss)- Proforma         $     89,672   $    (43,156)   $     46,516   $    198,531   $   (299,340)   $    131,309
Net Income (Loss)
    Per Unit                $     107.26   $     (51.62)   $      55.64   $    165,440   $    (335.21)   $     109.42
Partnership Units
    Outstanding                      836            836             836          1,200            893            1200

                            As of                 As of June 30, 2003
                            September 30, 2002
Balance Sheet Data
  Working Capital (Deficit)   ($  146,978)           $  (846,980)
  Total Assets                $ 6,275,218            $ 7,089,491
  Long-Term Debt              $ 1,838,571            $ 1,210,341
  Total Liabilities           $ 5,137,720            $ 6,045,583
Total Partners' Equity        $ 1,137,498            $ 1,043,908

Whitco and Wentworth III

Pro-forma Combined, Condensed Information

The pro forma information in the table below combines the balance sheet of Whitco and Wentworth III as of June 30, 2003 as if the acquisition was effective on June 30, 2003. The table also combines the statements of operations of Whitco and Wentworth III for 9 months ended June 30, 2003 and the 12 months ended December 31, 2002 as if the acquisition was effective at the beginning of each period presented. This information is not necessarily indicative of future operations or the actual results that would have occurred had the merger been at the beginning of each period presented. This pro forma information should be read in conjunction with the historical and pro forma financial statements included elsewhere in this document.

                                           For the 9 months    For the 12 months
                                                 Ended              Ended
                                             June 30, 2003     December 31, 2002
-----------------------------------------    -------------     -----------------
Statement of Income Data
-----------------------------------------     ------------      ------------
  Sales                                       $ 10,644,295      $ 13,525,442
-----------------------------------------     ------------      ------------
  Loss before pro forma taxes                 $   (899,262)     $   (475,685)
-----------------------------------------     ------------      ------------
  Net Loss after pro forma taxes              $   (906,162)     $   (484,915)
-----------------------------------------     ------------      ------------
  Net Loss (after pro forma taxes)            $       (.27)     $       (.14)
  per share
-----------------------------------------     ------------      ------------


Balance Sheet Data
-----------------------------------------     ------------
  Working capital (deficit)                   $   (940,662)
-----------------------------------------     ------------
  Total assets                                $  7,134,867
-----------------------------------------     ------------
  Long-term debt                              $  1,210,341
-----------------------------------------     ------------
  Total liabilities                           $  6,139,641
-----------------------------------------     ------------
  Stockholders' equity                        $    995,226
-----------------------------------------     ------------

                                  RISK FACTORS

An investment in our securities is highly speculative and subject to numerous and substantial risks. These risks include those set forth below and elsewhere in this prospectus. Readers are encouraged to review these risks carefully before making any investment decision.

THERE COULD BE CONFLICTS OF INTEREST AMONG MANAGEMENT WHICH MAY BE ADVERSE TO YOUR INTERESTS.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors. A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Our officers and directors currently own approximately 53% of the outstanding common stock and would continue to own approximately 35%, assuming all of the shares offered hereunder are sold. Although management would no longer retain voting control of the Company, management will continue to have day to day operating control of the Company and a large voting block of the common stock. Such influence over our company may not necessarily be consistent with the interests of our other stockholders.

IF WE RAISE ADDITIONAL FUNDS THROUGH THE ISSUANCE OF OUR EQUITY SECURITIES, OR DETERMINE TO REGISTER ANY COMMON STOCK GRANTED IN ANY BUSINESS COMBINATION, YOUR PERCENTAGE OWNERSHIP WILL BE REDUCED, YOU WILL EXPERIENCE DILUTION WHICH COULD SUBSTANTIALLY DIMINISH THE VALUE OF YOUR STOCK AND SUCH ISSUANCE MAY CONVEY RIGHTS, PREFERENCES OR PRIVILEGES SENIOR TO YOUR RIGHTS WHICH COULD SUBSTANTIALLY DIMINISH YOUR RIGHTS AND THE VALUE OF YOUR STOCK.

One of the factors which generally affects the market price of publicly traded equity securities is the number of shares outstanding in relationship to assets, net worth, earnings or anticipated earnings. If a public market develops for our shares, or if we determine to register for sale to the public those shares of common stock granted in any future financing or business combination, a material amount of dilution can be expected to cause the market price of our common stock to decline. Furthermore, the public perception of future dilution can have the same effect even if actual dilution does not occur.

In order for us to obtain additional capital or complete a business combination, we may find it necessary to issue securities conveying rights senior to those of the holders of common stock. Those rights may include voting rights, liquidation preferences and conversion rights. To the extent we convey senior rights, the value of our common stock can be expected to decline.

IF WE INCUR MORE INDEBTEDNESS, WE MAY BECOME TOO HIGHLY LEVERAGED AND WOULD BE IN RISK OF DEFAULT.

There is no contractual or regulatory limit to the amount of debt we can take on, although we intend to follow a conservative debt policy. If our policy were to change or be eliminated due to unforeseen circumstances, we could become more highly leveraged, which could adversely affect our ability to meet our obligations and we would then be in risk of default, which could have a material adverse effect on our financial condition and business prospects.

IN THE ABSENCE OF A PUBLIC MARKET FOR THE COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES OR ACHIEVE LIQUIDITY IN YOUR INVESTMENT.

Currently, there is no public market for our securities and we cannot assure you that a public market will ever develop. You will likely not be able to sell your securities if a regular trading market for our securities does not develop and we cannot predict the extent, if any, to which investor interest will lead to the development of a viable trading market in our shares. Further, if a trading market for our securities were to develop, we can give no assurance such a market could be sustained, nor that the common stock could be resold at their original offering price or at any other price. Any market for our securities which may develop will very likely be a limited one. In any event, if our securities trade at a low price, many brokerage firms may choose not to engage in market making activities or effect transactions. Accordingly, purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral. This absence of a public market could effectively eliminate your ability to sell your shares.

WE LACK BUSINESS DIVERSIFICATION AS WE OPERATE IN ONE BUSINESS IN ONE INDUSTRY, WHICH MAKES US SUBJECT TO ALL THE RISKS AND UNCERTAINTIES OF THAT INDUSTRY.

As Whitco is currently our sole operating business, the prospects for our success are entirely dependent upon the future performance of a single business. Unlike other entities with resources to consummate several business combinations, or entities operating in multiple industries, we do not expect to have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses.

THERE IS INTENSE COMPETITION IN WHITCO'S INDUSTRY WHICH MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND YOUR INVESTMENT IN OUR COMMON STOCK.

There are numerous competitors in the fields in which Whitco is currently involved and in which it intends to enter, many of which have developed product lines and established customer followings. In many cases, Whitco's competitors have far greater financial and other resources. We also expect competition to increase in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could harm our net revenue and results of operations. Whitco competes or will potentially compete with a variety of companies, many of which have operated for a longer period of time and have significantly greater financial, technical, marketing and other resources. Some of these competitors have established relationships with leading manufacturers, suppliers, wholesalers, distributors and sales representatives. These competitors include national wholesalers and national and regional distributors, some of which Whitco already has existing relationships with. Further, we face a significant competitive challenge from alliances entered into between and among Whitco's competitors, as well as from competitors created through industry consolidation. The combined resources of these partnerships or consolidated entities could pose a significant competitive challenge and could impede Whitco in, or prevent it from, establishing relationships which would be most beneficial.

WHITCO IS DEPENDENT ON A FEW MANUFACTURERS TO MAKE THE TUBES REQUIRED FOR ITS POLE BUSINESS.

Whitco's primary business is selling lighting poles in a variety of market segments. Although Whitco owns the raw material, it relies on fabricators to turn the steel tubes into the poles it sells. Currently, Whitco uses two primary manufacturers and has a written agreement with one of them, making us substantially dependent on these two companies. Although we believe we can secure other fabricators, we expect that the deterioration or cessation of either relationship would have a material adverse effect, at least temporarily, until the new relationships are satisfactorily in place.

WE MAY BE SUBJECT TO LAWSUITS AS A RESULT OF THE MANUFACTURE, DESIGN AND INSTALLATION OF OUR LIGHTING POLES, WHICH COULD BE COSTLY AND DIVERT NEEDED RESOURCES AWAY FROM OPERATIONS.

Whitco is currently not involved in any legal proceedings. Although Whitco does not manufacture or install the lighting poles it designs and sells, We still face the risk of lawsuits from property owners, federal and state governments and any injured parties from accidents alleged to occur as a result of the manufacture, design or installation of the lighting poles and fixtures. Any lawsuit, even if without merit, could divert needed time, money and other resources from our business. Although we currently have property, general liability and product liability insurance in amounts we believe to be adequate, we can give no assurance such insurance will remain available at a reasonable price, if at all, or that any insurance policy would offer coverage sufficient to meet any liability arising as a result of a claim. The obligation to pay any substantial liability claim could render Whitco insolvent and could force it to curtail or suspend operations, which would have a material adverse effect on your investment. Additionally, failure to implement and maintain a quality control program with respect to the manufacture and installation of poles could increase the risk of liability for any injury that may occur from one of Whitco's poles.

EFFORTS TO PROTECT INTELLECTUAL PROPERTY OR THE ALLEGED MISUSE OF THE INTELLECTUAL PROPERTY OF OTHERS MAY CAUSE US TO BECOME INVOLVED IN COSTLY AND LENGTHY REGULATORY PROCESS OR LITIGATION WHICH COULD DIVERT NEEDED RESOURCES AWAY FROM OPERATIONS.

Our success depends, in part, on our ability to obtain and preserve patent, trademark and other intellectual property rights, including with respect to the software created in connection with Whitco's business, services, products and the pole designs they create. The process of seeking trademark and patent protection and defending claims is time consuming and expensive and no assurances can be given that (i) patents or trademarks will actually be issued,
(ii) new patents will be sufficient in scope to provide meaningful protection or any commercial advantage or (iii) others will not independently develop similar products or design around any patents we may obtain. If we fail to protect intellectual property from infringement, other companies may offer competitive products. Additionally, we may have to defend ourselves against claims we infringe the intellectual property rights of others. Protection of our intellectual property, and defense of our own products and services, could result in costly and lengthy litigation, diverting resources which would otherwise be dedicated to managing the business.

WHITCO IS NOT IN COMPLIANCE WITH CERTAIN FINANCIAL COVENANTS RELATING TO ITS REVOLVING CREDIT AGREEMENT.

Under the current $2,000,000 credit facility with PNC Bank, Whitco can borrow the lesser of $2,000,000 or the aggregate of 80% of eligible accounts receivable and 50% of eligible inventory, as those terms are defined in the agreement with PNC. Whitco currently does not comply with the following covenants (1) Whitco has a tangible net worth (as defined in the PNC agreement) of less than $300,000 and (2) the ratio of (Total Debt - Subordinated Debt) to (Book Net Worth + Subordinated Net Worth - Intangible Assets) is greater than 8 to 1. PNC Bank has indicated it will not seek to call the promissory note. As of August 31, 2003, Whitco owed PNC approximately $1,965,351. However, no assurances can be given that PNC will not decide to declare Whitco in default and seek to enforce its rights pursuant to the agreement. In such event, Whitco may have to pay such debt, be subject to the remedies available to PNC Bank or find alternative financing to replace the PNC Bank debt, although no assurance can be given that Whitco will be able to find such alternative financing on terms satisfactory to Whitco or at all. In the event Whitco is declared in default of its obligation to PNC Bank, such default may have a material adverse effect on Whitco's business, financial condition and results of operations.

WE MAY NEED TO EXPEND TIME AND FINANCIAL RESOURCES TO LEARN AND COMPETE IN THOSE PARTS OF THE INDUSTRY WHICH WE INTEND TO ENTER FOR THE FIRST TIME WHICH COULD DIVERT NEEDED RESOURCES AWAY FROM OPERATIONS.

Whitco's current business strategy contemplates entering parts of the lighting industry in which it has not previously competed. Although these segments of the market are directly related to the current market in which Whitco competes, it is expected to take time and financial resources to learn the nuances of these segments, as well as to execute on the business plan and integrate these new parts of the business into the existing business. Any failure in these new markets or failure to successfully integrate them into Whitco's existing business could be expected to have a material adverse effect on our financial condition and results of operations.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES, IF ANY, WHICH COULD RESULT IN A SLOWDOWN IN CASH COLLECTIONS AND ULTIMATELY LEAD TO INCREASES IN ACCOUNTS RECEIVABLE WRITE-OFFS.

We anticipate that our acquisition strategy will result in a labor-intensive process to integrate new businesses into our existing business. This can shift focus away from Whitco's existing business. The successful integration of an acquired business is also dependent on the size of the acquired business, the complexity of system conversions, the resolution of disputes regarding multiple sales representatives in a given geographic area and management's execution of the integration plan. If we are not successful in integrating acquired businesses, our results may be adversely affected.

A SLOWDOWN IN THE CONSTRUCTION CYCLE OR ANY REDUCTION IN THE INFRASTRUCTURE NEEDS OF FEDERAL, STATE AND LOCAL GOVERNMENTS COULD HAVE A MATERIAL ADVERSE IMPACT ON WHITCO'S BUSINESS AND RESULTS OF OPERATIONS.

Whitco's primary market segments include sports arenas, area lighting, such as parking lot lighting for shopping malls and apartment complexes, high mast lighting and roadway lighting. In the private sector, Whitco is dependent on the construction industry to continue building the arenas and other complexes which require lighting poles. With regard to roadway lighting, Whitco is dependent on the needs and financial health of federal, state and local governments. Both the private and public sectors are highly dependent on general economic conditions. Accordingly, any reduction in the construction cycle, dip in the economy or deterioration of the financial health of the federal and state governments could be expected to have a material adverse effect on the business and financial condition of Whitco.

WHITCO IS DEPENDENT ON THE PRICE OF STEEL, AND PRICE INCREASES COULD HAVE AN IMPACT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

Whitco makes the majority of its lighting poles out of steel. Our profit margins are dependent on the price of the raw steel tubes purchased from time to time. Whitco has no impact on or ability to control or otherwise manage the price it pays for raw steel. The major steel purchasers could either mark prices down, which could result in decreased revenues for Whitco as it passes the savings on to customers, or cause an increase in prices, which could also reduce Whitco's profit margin if it is determined that customers would rather delay their purchases than pay higher prices or if customers would purchase poles from a cheaper source. Although Whitco could buy more steel when prices are low and less steel when prices are high, such a strategy could lead to either excess inventory, which would lead to increased fabrication and storage costs, or insufficient inventory.

WE USED AN ARBITRARY BASIS FOR DETERMINING THE OFFERING PRICE OF THE SHARES.

The offering price of the shares has no relation to the value of our actual or proposed assets or other objective criteria of value, so you may not be able to judge whether or not you are likely to achieve a return on your investment. We determined the offering price of the shares through negotiations with Keating and such price is not necessarily related to our net worth, assets, earnings, book value or any other objective financial statement criteria. Among the factors considered by us were estimates of our business potential, the proceeds to be raised, the ability to generate a trading market for the common stock, our relative requirements and the current market conditions in the over-the-counter market. Accordingly, you should not consider the price offered hereby as any objective indication of our actual value. You are therefore bearing the risk of paying more for our shares than our common stock is objectively worth or valued by the public markets. This could result in an insufficient return, or even a loss, on your investment.

THE VALUE OF THE COMMON STOCK MAY BE DIMINISHED BY THE ISSUANCE OF PREFERRED STOCK.

Our Board of Directors is authorized by our certificate of incorporation to designate and issue up to 10,000,000 shares of one or more series of preferred stock, which will have such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the common stock. The preferred stock could be utilized to discourage, delay or prevent a change in control. Although we have no present intention to issue any shares of preferred stock, there can be no assurance we will not do so in the future.

THE EXISTENCE OF OUTSTANDING OPTIONS AND WARRANTS MAY HARM OUR ABILITY TO OBTAIN ADDITIONAL FINANCING AND THEIR EXERCISE WILL RESULT IN DILUTION TO YOUR INTERESTS.

Upon completion of the offering (assuming the maximum amount is sold), we will have outstanding (a) 245,000 warrants outstanding to purchase an aggregate of 245,000 shares of common stock and (b) incentive options to purchase 808,632 shares of common stock, with 550,603 of such options currently vested. Additionally, our option plan reserves an additional 691,368 shares for future issuance. While these warrants and options are outstanding, our ability to obtain future financing may be harmed. Upon exercise of these options and warrants, dilution to your ownership interests will occur as the number of common shares outstanding increases.

OUR PLACEMENT AGENT DOES NOT HAVE EXTENSIVE EXPERIENCE IN REGISTERED PUBLIC OFFERINGS.

Although Keating Securities, LLC has engaged in numerous private equity and debt financing transactions and general corporate financing matters, it has not previously acted as a placement agent in a completed public offering of securities. This lack of experience may affect the offering.

OUR BOARD OF DIRECTORS HAS BROAD DISCRETION AS TO THE USE OF THE PROCEEDS.

Of the net proceeds to be received from this offering, approximately 32.5% has been allocated to working capital and other general corporate purposes and may be used as management may determine, in its sole discretion without the need for stockholder approval.

                           FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus include "forward-looking statements", which involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized. These forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and assumptions. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "can," "could," "project," "expect," "believe," "plan," "predict," "estimate," "anticipate," "intend," "continue," "potential," "would," "should," "aim," "opportunity" or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions. These risks and uncertainties include, but are not limited to:

     o    general economic conditions in both foreign and domestic markets,
     o    cyclical factors affecting Whitco's industry,
     o    lack of growth in Whitco's industry,
     o    our ability to comply with government regulations,
     o    a failure to manage our business effectively and profitably, and
     o our ability to sell both new and existing products and services at profitable yet competitive prices.

You should carefully consider these risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    DILUTION

The difference between the public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is total tangible assets less total liabilities, by the number of shares of pro forma common stock outstanding as of June 30, 2003.

     As of June 30, 2003, Catalyst Lighting Group, Inc.'s net tangible book value was $1,318 or $0.01 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. Our net tangible book value, after deducting goodwill and intangibles related to debt, as of June 30, 2003 on an unaudited pro forma combined basis, taking into account the acquisition of Whitco and issuances of shares of common stock to Whitco's partners was $(2,051,929), which represents net liabilities increased by intangible assets of $3,047,155, or approximately $(0.61) per share, based on 3,391,368 outstanding shares of common stock. After giving effect to the sale of all 1,200,000 shares at an offering price of $2.50 per share, the pro forma net tangible book value of Catalyst would be $573,071 or $0.12 per share of common stock. The amount represents an immediate increase of net tangible book value (deficit) of $0.73 per share to the existing holders of common stock and an immediate dilution of $2.38 per share to our new investors.

The following tables illustrate this dilution:
 Offering price per share of common stock        $    2.50

 Net tangible pro forma book value (deficit)
   per share as of June 30, 2003                 $   (0.61)

 Increase in net tangible pro forma book value
   per share attributable to new investors       $    0.73

 Pro forma net tangible book value
   per share after the offering                  $    0.12

 Dilution per share to new investors             $    2.38

 Dilution per share to new investors as
   a percentage                                         95%

                              PLAN OF DISTRIBUTION

Conduct of this offering

We are offering the shares of common stock on a best efforts basis with no minimum number of shares to be sold. We have retained Keating Securities, LLC to act as our exclusive placement agent in connection with the offers and sales of our common stock on a best efforts basis.

The placement agent is not obligated to and does intend itself to, take (or purchase) any of the shares of common stock being offered. Investors' funds will not be accepted before effectiveness of the registration statement of which this prospectus is a part. This offering will not continue after June 30, 2004, unless extended by the placement agent and Catalyst to a date not more than 90 days thereafter. The placement agent reserves the right to withdraw, cancel, modify or reject an order for the purchase of shares in whole or in part for any reason and Catalyst reserves the right to terminate this offering at any time.

Prior to this offering, there has been no public market for our securities. The placement agent and Catalyst determined the offering price for the common stock in arm's length negotiations, taking into account our history, industry, financial condition, overall current market conditions and potential demand for this offering.

We will pay the placement agent a commission of up to 10% of the gross proceeds that we receive from the sale of our securities. The placement agent may allow to certain dealers who are members of the National Association of Securities Dealers concessions of not more than 5%; however, for those shares sold solely by the Placement Agent without the assistance of a selected dealer, Catalyst will pay the placement agent 5% of the gross proceeds from the sale of those shares. We have agreed to pay to the placement agent its expenses related to this offering on an accountable basis to cover, without limitation, counsel fees and travel. We have also agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act.

We have agreed to issue to the Placement Agent a warrant to purchase from us one share of common stock for each ten shares sold in this offering at an exercise price per share equal to 125% of the offering price per share hereunder. The warrant may be exercised during the 48 month period beginning one year from the date of effectiveness of the registration statement and is not redeemable. The warrant is not transferable for one year following the effective date of the registration statement, except to an individual who is an officer or partner of the Placement Agent, by will or by the laws of descent and distribution. The warrant and the common stock that may be issued upon its exercise have registration rights. We will cause the registration statement to remain effective until the earlier of the time that all of the warrant has been exercised and the date which is three years after the effective date of this offering. The common stock issued to the Placement Agent upon exercise of the warrant will be freely tradable.

The holder of the warrant will have, in that capacity, no voting, dividend or other shareholder rights. Any profit realized by the Placement Agent on the sale of the shares that may issued upon exercise of the warrant may be deemed to be additional compensation to the placement agent. During the term of the warrant, the holders thereof are given the opportunity to profit from a rise in the market price of our common stock.

On August 27, 2003, we compensated Keating Investments, LLC by issuing 200,000 shares of our restricted common stock in connection with the Securities Exchange Agreement between us and Whitco Company LP. Keating Securities, LLC is acting as placement agent of this offering. The president and 60% owner of Keating Securities is Timothy J. Keating, who is also the managing member of Keating Investments, LLC and the son of Kevin R. Keating, who was our president and a director at the time and is currently a director.

Keating Securities plans to offer and sell the shares in specific states in which the shares are registered or are exempt from registration, following the procedures for subscribing as outlined in this prospectus, and in compliance with Regulation M.

We will have use of any proceeds received once a subscription agreement is executed and delivered to us and the funds have been released from escrow. All funds received by Keating Securities, in its capacity as placement agent, will be immediately deposited (by Noon on the first business day after receipt) in the escrow account with _______________, as escrow agent, under the terms of an escrow agreement entered into by us, Keating Securities and the escrow agent.

The proceeds of the offering shall be non-refundable except as may be required by applicable law.

The placement agent does not intend to confirm sales to any accounts over which it exercises discretionary authority.

                                 USE OF PROCEEDS

The gross proceeds of this offering if fully subscribed will be $3,000,000 and will be used approximately as follows:

                                                   Percentage
                                              of net proceeds
                                   Amount     of the offering
                                 ----------------------------
Offering expenses                $  375,000         12.5%
Subordinated Debt Repayment      $1,150,000         38.3%
Product Design and Development   $  500,000         16.7%
Working capital                  $  975,000         32.5%
Total                            $3,000,000          100%

         If $2,000,000 is raised in this offering, proceeds will be used approximately as follows:

                                                   Percentage
                                              of net proceeds
                                   Amount     of the offering
                                 ----------------------------
Offering expenses                $  275,000         13.8%
Subordinated Debt Repayment      $  700,000           35%
Product Design and Development   $  500,000           25%
Working capital                  $  525,000         26.2%
Total                            $2,000,000          100%

         If $1,000,000 is raised in this offering, proceeds will be used approximately as follows:

                                                   Percentage
                                              of net proceeds
                                   Amount     of the offering
                                 ----------------------------
Offering expenses                $  175,000         17.5%
Subordinated Debt Repayment      $  500,000           50%
Product Design and Development   $  175,000         17.5%
Working capital                  $  150,000           15%
Total                            $1,000,000          100%

We will have the right to reallocate the proceeds for the above categories if we believe such changes in expenditures benefit our business.

                                    BUSINESS

Overview

We formed under the name Wentworth III, Inc. in March, 2001 as a blank check company pursuant to Rule 419 under the Securities Act of 1933, as amended. We had no operating business. On completion of our public offering of 50,000 shares of common stock in November, 2002, we placed $45,000 of the proceeds into escrow, subject to the closing of the transaction with Whitco. We paid no cash compensation to any officer or director in their capacities as such prior to the transaction with Whitco. On August 27, 2003, we completed the share exchange transaction with Whitco, whereupon Whitco became our sole wholly-owned subsidiary. On September 3, 2003, we changed our name to Catalyst Lighting Group, Inc.

Whitco is a nationwide marketer and distributor of steel and aluminum outdoor lighting poles. Founded in 1969, Whitco sells poles directly to original equipment manufacturers (OEM's) and indirectly to other third parties through its own contracted sales representatives. We seek to have Whitco become the preferred marketer and distributor of steel and aluminum lighting pole structures and accessories, and we may attempt to acquire or develop subsidiaries to pursue additional market opportunities. We believe the necessary systems and people are in place to aggressively grow and expand in Whitco's defined markets.

In June 2000, an investment group led by Dennis H. Depenbusch, who currently serves as our Chief Executive Officer and Chairman of our Board of Directors, acquired the assets of Whitco from their original owners. Whitco has no subsidiaries.

Whitco divides the light pole industry into eight different areas serving four distinct revenue sources. Whitco's participation in each area is presented in the table below.

=======================   ================   ==========   ===============   ================
                          Commercial         City and     Utility and       Department of
                          And Industrial     County       Municipality      Transportation
-----------------------   ----------------   ----------   ---------------   ----------------
Area                      Yes                Yes          Yes               No
-----------------------   ----------------   ----------   ---------------   ----------------
Sports                    Yes                Yes          Yes               No
-----------------------   ----------------   ----------   ---------------   ----------------
Highmast                  Yes                Yes          Yes               No
-----------------------   ----------------   ----------   ---------------   ----------------
Street/Roadway            Yes                Yes          Yes               No
-----------------------   ----------------   ----------   ---------------   ----------------
Traffic Control           No                 No           No                No
-----------------------   ----------------   ----------   ---------------   ----------------
Decorative                No                 No           No                No
-----------------------   ----------------   ----------   ---------------   ----------------
Sign Structure            No                 No           No                No
-----------------------   ----------------   ----------   ---------------   ----------------
Communication Tower       No                 No           No                No
=======================   ================   ==========   ===============   ================

Whitco has and will continue to operate in the commercial and industrial lighting ("C&I"), city and county and utility and municipality areas. The C&I market represents the commercial sales area of the market, primarily commercial real estate developments and industrial development areas not related to governmental areas. City and County areas are those developments directed by local governments without the involvement of federal highway funds. In some cases Whitco lighting agents also place sales emphasis on local developments by cities and counties. Utility and Municipality represent those developments directed by local utilities or municipal developments in which the local utility controls the lighting aspects of the real estate development, without the involvement of federal highway funds. In local areas, a utility may direct the installation of lighting in areas and provide a usage fee to the local government for that lighting area. In some cases, Whitco lighting agents sell to utilities. Department of Transportation sources represent those areas involving the deployment of both local and federal highway funds with specifications directed by the local or state governments as well as the federal government. Whitco rarely participates in business with the Department of Transportation as it is a different sales channel than Whitco traditionally serves. Whitco markets area and sports lighting products through its catalog and via the Internet at www.whitcopoles.com.

Products and Services

All of Whitco's poles are made to order and are sold either directly to OEM's from our primary offices in Fort Worth, Texas or indirectly through sales representatives, known in the lighting industry as lighting agencies.

OEM's sell existing lines of lighting fixtures. Some OEM's manufacture lighting poles as well, while other source pole manufacturing on a private label basis through companies such as Whitco. Whitco sells poles which complement existing fixture lines, provides engineering expertise and has specialty design features to allow the poles to be easily integrated with the lighting fixture. The entire unit, consisting of the pole and fixtures, is then shipped to the customer under the OEM brand name. Although some OEM's manufacture their own poles, they often require Whitco's poles because they do not have the capability to manufacture the poles required for a specific order. When selling to an OEM, Whitco arranges shipment direct to the project location for final assembly and installation by third parties. Whitco has the capability to join an OEM on national account bids. In 2002, Whitco sold to approximately 32 OEM customers.

Whitco has contracts in place with approximately 75 lighting agencies, each in separate, defined geographic territories throughout the United States. Each lighting agency contract typically gives the lighting agency the exclusive right to sell Whitco poles in a given geographical location in exchange for such agency agreeing to sell only poles manufactured by Whitco. The typical exception allows lighting agencies to sell poles from their OEM fixture providers and Whitco to sell to OEMs poles to deliver into the lighting agency's territory. Lighting agency contract terms can vary by territory although all contracts with lighting agencies may be terminated by us on 30 days' notice. One individual lighting agency accounted for more than 10% of Whitco's sales for the fiscal year ended September 30, 2002, and no agency accounted for more than 10% of total sales for the 12 months ended December 31, 2002. These agencies primarily sell fixtures and Whitco's poles complement their product lines. Whitco works diligently to find the appropriate agency in a territory to sell its products and further strives to have that agency sell only poles manufactured by Whitco. A typical order will come from an agency for shipment direct to a construction location with billing directed to the electrical distributor or contractor. Terms are predominantly, net 30 days.

For the complete 12 months ended December 31, 2002, Lithonia Lighting, an OEM customer, accounted for 16% of total revenues; no other single customer accounted for more than 10% of total revenues. For the nine-month fiscal year ended September 30, 2002, Lithonia Lighting accounted for 14% of total revenues and one other lighting agency accounted for 10% of total revenues; no other single customer accounted for more than 10% of total revenues. Whitco believes it gains and keeps top lighting agents and OEMs through competitive pricing, timeliness and the ability to effectively deliver needed technical information on specified products.

Design, Manufacturing and Distribution

Whitco designs all of its own poles and completes specification and stress calculations using an in-house engineering team. Whitco assists its sales agents and OEM's with project submittals to specifying engineers for projects. Whitco then submits a work order to a manufacturer based on the product specified and ordered through the sales agent or OEM. Whitco purchases raw steel tubes from both domestic and foreign suppliers, primarily relying on Trans America Power Products to supply steel tubes. Whitco also places orders with three other suppliers. The raw steel tubes are held in inventory at one of two designated manufacturing locations in Fort Worth, Texas. These manufacturers complete all stages of pole fabrication, including painting and attaching a steel base. All operational aspects of manufacturing, including inventory control, purchasing, adherence to specifications and shipping are performed by Whitco. Whitco has no financial responsibility for raw aluminum product inventory as the poles are made to order from one of two aluminum pole manufacturers.

Once an order has been placed in production, the time until completed poles are ready for shipment is approximately one week, while larger orders can take up to three weeks. Once completed, the lighting poles are shipped directly from the manufacturer to the customer.

Employees

Whitco currently has 13 full-time employees, including its two executive officers, one controller, three employees performing sales and marketing functions, two performing engineering, drafting and quotations functions, one in production control and dispatch and four performing customer service and clerical duties. We also have sales representative agreements in place with approximately 75 sales representatives across the continental United States. They are not employees of Whitco, but they do receive commissions based on sales.

Certain of our employees have been granted 10 year options to purchase shares of Catalyst. There are approximately 808,632 options issued through August 31, 2003. Vested options currently total approximately 550,603 shares. Twenty percent (20%) of the non-vested options vest on each anniversary date of the option grant. The holders of these options, their position in Whitco and the number of options held by each, are as follows:

Name              Title                         # Options Issued

Henry Glover      President/CEO (of Whitco)         250,222
Kevin B. Medlin   Vice President Sales               98,279
Thomas Lach       Vice President Engineering         98,279
Ben Mosqueda      Manager Quotations/Drafting        11,727
Kip Pritchard     Vice President                    350,125

Total                                               808,632

Trademark and Copyright Protection

Whitco has applied for trademark protection for its own logo as well as the logo of Catalyst Lighting Group, Inc. Whitco has submitted its initial applications for these logos to the United States Patent and Trademark Office. With respect to any pole designs or lighting fixtures Whitco may design, Whitco intends to seek patent protection where applicable.

Business Strategy

Virtually all of Whitco's revenues are currently generated in the C&I market. We intend to continue serving this niche while seeking to acquire or start new business ventures in an attempt to increase market share. Our focus on the C&I market is the result of Whitco's historical expertise in this market and the fact that most of Whitco's lighting agents and OEM customers are focused on this area.

Whitco is placing particular emphasis on the sports, high mast and area lighting sectors within the commercial and industrial markets. The sports lighting area represents those venues lit by outdoor lighting for night time play. This ranges from professional sports venues to local parks and recreation areas. Whitco has the ability to complete pre-wiring for its sports lighting products prior to shipment. High mast refers to those installations requiring large area lighting needs of commercial areas. These represent typical heights of 55 feet or higher with multiple fixtures installed at the top of the pole. Area lighting typically represents the lighting of an outdoor area such as parking lots.

Our future plans may include a merger with or into, or an acquisition of, other businesses serving the pole and lighting industries. Our future plans may also include entering niche parts of the lighting market in which we do not currently compete.

Competition

Whitco competes with pole manufacturers as well as those OEM's which manufacture poles themselves. Whitco also competes with OEM's, including some that are customers of Whitco on other jobs. In terms of sales, Whitco is approximately in the bottom half of the top 10 pole manufacturing companies. Whitco competes against exclusive pole manufacturers such as K-W Industries, United Lighting Standards and Valmont Industries. Some OEM companies that also manufacture poles include Hubbell Lighting, Cooper Lighting, Musco Lighting (in the sports segment only) and Ruud Lighting. Whitco competes with other pole companies on a price and service basis. Whitco competes by seeking the most qualified, most connected sales agents and OEM's in a given territory.

History

Whitco Sales, Inc. dates its original history to 1969, when it was formed by the Pritchard family in Fort Worth, Texas. Whitco was originally formed to provide both lighting and pole products. During the 1980's, Whitco made the decision to concentrate on steel pole products sold through agents and OEM's throughout the United States. Whitco Company, L.L.P., a partnership consisting of three investors led by Dennis H. Depenbusch, was formed on June 27, 2000 and acquired the assets of Whitco Sales Inc. from the Pritchard family on June 30, 2000. At the time of the acquisition, Whitco Sales, Inc. was an S Corporation 50% owned by James and Patsy Pritchard and 50% owned by James K. "Kip" Pritchard. Upon acquisition of Whitco in June 2000, Whitco expanded its product offering to include additional steel products as well as aluminum poles. In 2002, Whitco further expanded its product line to include pre-wired products for the sports lighting segment. On May 1, 2002, two of the three original investors were bought out by a replacement investor group again led by Dennis H. Depenbusch. The original investors, along with Mr. Depenbusch, were Mega Investment Group, LLC and Quest Financial Partners, LP. Their 2/3 partnership interest was purchased on May 1, 2002 for $1.2 million through the sale of partner units and the issuance of additional subordinated debt. Four individual investors purchased partnership units for a cumulative price of $654,000 and subordinated debt was issued to four individual investors for $546,000. As of February 12, 2003, Whitco entered into the Securities Exchange Agreement with Wentworth III, Inc., pursuant to which its partners received, through an exchange of all of their partnership units, and options to purchase partnership units, 2,991,368 shares of common stock, and options to purchase 808,632 shares of common stock. This transaction closed on August 27, 2003, at which time Whitco became our wholly-owned subsidiary. We changed our name from Wentworth III, Inc. to Catalyst Lighting Group, Inc. on September 3, 2003.

Management Experience

Whitco believes that it enjoys significant advantages over other companies within its industry, including the advantage generated by the experience of its management team. We believe Whitco's management has the needed experience, talent and knowledge to grow and prosper in this industry. Set forth below is a brief description of the business experience and background of Whitco's executives, based upon information they have supplied to us.

Henry M. Glover - President/CEO of Whitco Company, LP; President and Director of Catalyst

Mr. Glover, 46, joined Whitco in January 2002 as the President. Mr. Glover has twenty years of experience in the lighting industry in key leadership roles. These assignments included work for three of the larger lighting conglomerates in the country: Genlyte Thomas, where he was Vice President and general manager of its Wide-Lite division from 1996-2000; USI Lighting from 1990-1992, where he was Vice President of Sales and Vice President of Lighting from 1993-1996; and Lithonia Lighting, where he worked from 1981 through 1989 in various positions, including analyst, product development manager, marketing manager and regional sales manager. Wide-Lite is a manufacturer of energy-efficient specification grade lighting and lighting controls. Mr. Glover has held senior level positions in sales and operational management for these companies. In 2001, Mr. Glover was CEO and principal of iCareers, LLC, an Internet recruiting site focused on lighting placements. Mr. Glover has an MBA from the University of Georgia and a BS in Economics from the College of Charleston. Mr. Glover is also the President and a member of the Board of Directors of Catalyst.

Kevin B. Medlin - Vice President of Sales of Whitco Company, LP

Mr. Medlin, 42, joined Whitco in October 2001 as its national sales manager. Mr. Medlin has over twenty years experience in the lighting industry in both electrical distribution and sales management for a major lighting manufacturer. Prior to joining Whitco, Mr. Medlin was employed by Thomas Lighting, a division of Genlyte Thomas as a Regional Sales Manager for the West/Central Region from 1996 to 2001. Mr. Medlin has a BS in Business Administration from the University of Texas.

Thomas S. Lach - Vice President of Engineering of Whitco Company, LP

Mr. Lach, 34, joined Whitco in October 2000. Mr. Lach has over 11 years experience in steel structural design and engineering. Prior to joining Whitco, Mr. Lach worked for GE Sports Lighting Systems, Fort Worth, Texas as manager of engineering from July 1999 to October 2000. GE Sports Lighting Systems is a provider of sports lighting systems through a nation-wide sales representative network. They provide comprehensive lighting solutions for outdoor sports lighting venues. From September 1998 to July 1999, Mr. Lach worked as Vice President of Engineering for Trans American Power Products, Houston, Texas. Trans American Power Products is both a tube and finished pole provider for the United States. It serves customers such as Whitco and also maintains its own finished product sales representation base. It provides steel poles. Mr. Lach previously was a project engineer for Valmont Industries in Valley, Nebraska from March 1997 to September 1998. Valmont is a leader in designing and manufacturing poles, towers and structures for lighting, wireless communication and utility markets, and a provider of protective coating services. Valmont also manufactures mechanized irrigation equipment for agriculture. In addition, Valmont produces a wide variety of tubing for commercial and industrial applications. Mr. Lach has a BS in Mechanical Engineering from the University of Missouri, Rolla and has a PE in Civil Engineering for the State of Nebraska.

James K. "Kip" Pritchard - Vice President of Whitco Company, LP

Mr. Pritchard, 47, has been with Whitco for 24 years in sales. Prior to the acquisition, he was President of Whitco. Mr. Pritchard has a BS Degree in Business Administration from Texas Wesleyan University in Fort Worth, Texas.

Legal Proceedings

We are not a party to any litigation or other legal proceedings.

Seasonality

The lighting and pole industry is seasonal in nature, as construction of the facilities or roads where the lighting structures may be placed is seasonal depending on the geographic location of the project.

Properties

We lease space in Fort Worth, Texas. These facilities serve as our corporate headquarters and operations center. The facilities encompass approximately 2,704 square feet of space at a fixed rental cost of $3,347 per month. We believe these facilities are adequate for the foreseeable future. The lease expires November 14, 2003 and we are currently negotiating a new lease with the landlord.

Accounting Treatment

Although we are the parent corporation, for accounting purposes, our acquisition of Whitco was treated as the acquisition of us by Whitco. This is known as a reverse acquisition and a recapitalization of Whitco. Whitco is the acquirer for accounting purposes because the former partners of Whitco received the larger percentage of our common stock and voting rights than our current stockholders.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with the "Pro Forma Condensed Consolidated Financial Information" and the accompanying introduction and notes, as well as the Whitco consolidated financial statements and their accompanying notes, included elsewhere in this prospectus. Certain statements contained under this caption and elsewhere in this prospectus, regarding matters that are not historical facts are forward-looking statements. All statements that address operating performance, events or developments that management expects to incur in the future, including statements relating to sales and earning growth or statements expressing general optimism about future operating results are forward-looking statements. These forward-looking statements are based on management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in these forward-looking statements. The differences may be caused by a variety of factors, including, but not limited to, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues or net income, the possibility of fluctuation and volatility of our operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.

We formed under the name Wentworth III, Inc. in March, 2001 as a blank check company, which is essentially a vehicle to pursue a business combination. We offered our common stock to the public pursuant to Rule 419 promulgated under the Securities Act of 1933, as amended and closed our offering, raising proceeds of $50,000, in November, 2002. We had no operating business and all our activities since inception, and prior to the share exchange with Whitco, had been related to formation, completing our initial public offering in which we raised $50,000 of gross proceeds from the sale of 50,000 shares of common stock and finding suitable merger or acquisition candidates. Pursuant to Rule 419, the gross proceeds from the offering of $50,000, less 10% for expenses incurred in connection with the IPO, were held in escrow subject to the closing of the transaction with Whitco. We paid no cash compensation to any officer or director in their capacities as such prior to the transaction with Whitco. On August 27, 2003, we completed the share exchange transaction with Whitco, whereupon Whitco became our sole wholly-owned subsidiary. On September 3, 2003, we changed our name to Catalyst Lighting Group, Inc.

Therefore, based on the above transaction, we have provided management's discussion and analysis of financial condition and results of operations for Whitco.

RESULTS OF OPERATIONS

Critical Accounting Policies and Estimates

Whitco's condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require Whitco to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses, and the related disclosures. A summary of those significant accounting policies can be found in Whitco's Notes to the Consolidated Financial Statements included in this report. The estimates used by management are based upon their historical experiences combined with management's understanding of current facts and circumstances. Certain of Whitco's accounting policies are considered critical as they are both important to the portrayal of Whitco's financial condition and the results of its Operations and require significant judgments on the part of management. Management believes that the following represent the critical accounting policies of Whitco as described in Financial Reporting Release No. 60, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies," which was issued by the Securities and Exchange Commission: inventory, goodwill, allowance for doubtful accounts, and warranty policy.

Whitco states inventory at the lower of cost or market, determined under the first-in, first-out method. Whitco maintains a significant amount of raw material inventory to serve future order demand of customers. While management believes its processes for ordering and controlling inventory are adequate, changes in economic, or industry conditions may require Whitco to hold inventory longer than expected or write outdated inventory off as the result of obsolescence.

During fiscal 2001, Whitco amortized goodwill using a fifteen-year life. Beginning January 1, 2002, Whitco adopted Statement of Financial Accounting Standards No. 142 (SFAS 142) "Goodwill and Other Intangible Assets," and as a result ceased amortizing goodwill. Whitco tests goodwill for impairment annually or on an interim basis if an event or circumstance occurs between the annual tests that may indicate impairment of goodwill. Impairment of goodwill will be recognized in operating results in the period it is identified.

Whitco utilizes its best estimate for allowance for doubtful accounts based on past history and accruing the expense as a percentage of sales. Whitco grants credit to distributors of sports and area lighting poles located throughout the United States of America. Collateral is generally not required for trade receivables. While management considers Whitco's process to be adequate to effectively quantify its exposure to doubtful accounts, changes in economic, industry or specific customer conditions may require an adjustment of the allowance for doubtful accounts.

Whitco's customers receive a one year product warranty for defects in material and workmanship providing repair or replacement or refund of the purchase price. Whitco provides an accrual as a reserve for potential warranty costs based on historical experience and accruing as a percentage of sales. While management considers Whitco's process to be adequate to effectively quantify its exposure to warranty claims based on historical performance, changes in warranty claims on a specific or cumulative basis may require Whitco to adjust its reserve for potential warranty costs.

Impact of Recently Issued Accounting Pronouncements - In July 2002, the FASB issued Statements of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS 146). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 is not expected to have a material effect on the Company's financial position or results of its operations.

In August 2002, the FASB issued Statements of Financial Accounting Standards No. 147, Acquisitions of Certain Financial Institutions (SFAS 147). SFAS 147 requires financial institutions to follow the guidance in SFAS 141 and SFAS 142 for business combinations and goodwill and intangible assets, as opposed to the previously applied accounting literature. This statement also amends SFAS 144 to include in its scope long-term customer relationship intangible assets of financial institutions. The provisions of SFAS 147 do not apply to the Company.

In December 2002, the FASB issued Statements of Financial Accounting Standards No.148, Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement 123 (SFAS 123). For entities that change their accounting for stock-based compensation from the intrinsic method to the fair value method under SFAS 123, the fair value method is to be applied prospectively to those awards granted after the beginning of the period of adoption (the prospective method). The amendment permits two additional transition methods for adoption of the fair value method. In addition to the prospective method, the entity can choose to either (i) restate all periods presented (retroactive restatement method) or (ii) recognize compensation cost from the beginning of the fiscal year of adoption as if the fair value method had been used to account for awards (modified prospective method). For fiscal years beginning December 15, 2003, the prospective method will no longer be allowed. The Company currently accounts for its stock-based compensation using the intrinsic value method as proscribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and plans on continuing using this method to account for stock options, therefore, it does not intend to adopt the transition requirements as specified in SFAS 148. The Company has adopted the new SFAS 148 disclosure requirements of SFAS 148 in these financial statements.

In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity ("FAS 150"). FAS 150 requires that three classes of freestanding financial statements that embody obligations for entities be classified as liabilities. Generally, FAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe the adoption of FAS 150 will have a material impact on its financial position or results of operations.

The FASB issued Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on the Company's financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. Management does not believe the adoption of FIN No. 46 will have a material impact on its financial position or results of operations.

Nine months ended June 30, 2003 compared to the nine months ended June 30, 2002

The unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In our opinion, we have included all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation.

         Revenue. For the nine months ended June 30, 2003, the recognized revenue of Whitco was $10,644,295. For the nine months ended June 30, 2002, the recognized revenue of Whitco was $9,600,503. Cost of goods sold in the nine months ended June 30, 2003, was $7,277,750, which generated a gross margin of 31.6%, versus 31.8% for the nine months ended June 30, 2002. The increase in sales can be attributed to an increase in overall pole sales through agency customers.

         Other operating costs and expenses. For the nine months ended June 30, 2003, operating expenses totaled $3,614,158, compared to $2,633,603 for the nine months ended June 30, 2002, respectively. The increase in operating expenses resulted from the increase in commissions expense paid, legal and accounting expenses, product development expense, travel and entertainment and health insurance as described below. Included in other operating costs and expenses are non-cash costs related to amortization expense incurred of approximately $0 for the nine months ended June 30, 2003, and of $59,874 for the nine months ended June 30, 2002. The decrease in amortization expense is the result of Whitco's adoption of Statement of Financial Accounting Standards No. 142 (SFAS 142) in January 1,2002. This change in policy resulted in the elimination of amortization of goodwill.

         Commission expense. For the nine months ended June 30, 2003, commission expense was $1,810,681, compared with $1,301,214 for the nine months ended June 30, 2002. The increase in commissions paid is the result of an increased mix of sales of products through agency customers compared to the previous comparative period.

         Legal and Accounting Expense. For the nine months ended June 30, 2003 was $223,140, compared with $54,732 for the nine months ended June 30, 2002. The increases in legal and accounting for the comparative periods reflect additional expenses in the period related to the change in fiscal year and in accounting fees and legal fees associated with the merger to become Catalyst Lighting Group.

         Product development expense. For the nine months ended June 30, 2003, product development expense was $127,847, compared with $0 for the nine months ended June 30, 2002. The increase in product development for the comparative nine-month period is principally attributable to the further development of Whitco's sports lighting product offering.

         Salaries and wages. For the nine months ended June 30, 2003, salaries and wages totaled $803,681, compared to $685,345 for the nine months ended June 30, 2002. The increase in salaries and wages can be attributed to additional personnel hired during the first nine months of the fiscal year.

         Travel and entertainment expense. For the nine months ended June 30, 2003 travel and entertainment expense was $108,227, compared with $65,224 for the nine months ended June 30, 2002. The increases in travel and entertainment expense for the comparative periods reflect additional travel and customer visitations during the period.

         Health and general insurance expense. For the nine months ended June 30, 2003 was $97,789, compared with $65,443 for the nine months ended June 30, 2002. The increases in health insurance for the comparative periods reflect a general increase in premiums as well as additional employees choosing to participate in the program. Whitco recently changed its benefit offering to its employees resulting in savings compared to its previous health insurance offering.

         Interest expense. Interest expense for the nine months ended June 30, 2003 was $220,997, compared with $209,099 for the nine months ended June 30, 2002. The increase in interest expense for the comparative periods reflect the increase in both the operating credit line as well as an increase in subordinated debt.

Year ended December 31, 2002 compared to the year ended December 31, 2001

         In 2002, Whitco changed its fiscal year end from December 31, to September 30. For purposes of a financial comparison of 12 month results, Whitco is combining its September 30, 2002 9 month year end audited numbers with its 3 month reviewed financial results. The combination of the pro-forma 12 months ended December 31, 2002 is summarized in the following table.

                                     Quarter         9 Months        12 Months       12 Months
                                     Ended           Ended           Ended           Ended
                                     12/31/02        9/30/02         12/31/02        12/31/01
-----------------------------------------------------------------------------------------------
Sales                              $  3,282,406    $ 10,243,036    $ 13,525,442    $ 11,784,438
-----------------------------------------------------------------------------------------------
Cost of Sales                      $  2,172,735    $  7,169,790    $  9,342,525    $  7,887,188
-----------------------------------------------------------------------------------------------
Gross Margin on Sales              $  1,109,671    $  3,073,246    $  4,182,917    $  3,897,250
-----------------------------------------------------------------------------------------------
General Selling and
 Administrative
 Expenses                          $  1,104,146    $  2,700,835    $  3,804,981    $  3,053,662
-----------------------------------------------------------------------------------------------
Amortization of
 Goodwill                          $          0    $          0    $          0    $    229,797
-----------------------------------------------------------------------------------------------
Income from
 Operations                        $      5,525    $    372,411    $    377,936    $    613,791
-----------------------------------------------------------------------------------------------
Interest Expense                   $     71,519    $    224,677    $    296,196    $    292,138
-----------------------------------------------------------------------------------------------
Income (Loss) Before
 Pro Forma Income
 Taxes                             ($    65,994)   $    147,734    $     81,740    $    321,653
-----------------------------------------------------------------------------------------------
Pro Forma Income
 Taxes                             $     22,838    ($    58,062)   ($    35,224)   ($   123,122)
-----------------------------------------------------------------------------------------------
Pro Forma Net
 Income (Loss)                     ($    43,156)   $     89,672    $     46,516    $    198,531
-----------------------------------------------------------------------------------------------

         Revenue. For the twelve month period ended December 31, 2002, the recognized revenue of Whitco was $13,525,442. For the year ended December 31, 2001, the recognized revenue of Whitco was $11,784,438. Cost of goods sold for the twelve month period ended December 31, 2002 was $9,342,525, which generated a gross margin of 30.9%, versus 33.0% in 2001. The decrease in gross margin percentage for the comparative twelve-month period is principally attributable to the product mix sold in 2002 vs. 2001 as lower margin category products were sold during 2002. One particular project in 2001 contributed primarily to this difference; the project, shipped in the quarter ended December 31, 2001 resulted in revenue totaling approximately $1.3 million with over 50% gross margin.

         General Selling and Administrative Expenses. For the twelve month period ended 2002, General Selling and Administrative expenses totaled $3,804,981 compared to $3,053,662 for the year ended December 31, 2001, respectively. The increase in operating expenses resulted from the salaries, wages and benefits, increase in commissions, product development, travel and entertainment, accounting, legal and professional fees.

         Salaries, Wages and Benefits for the twelve month period ended December 31, 2002 was $1,158,929 compared with $820,588 for the year ended December 31, 2001. The increase in salaries, wages and benefits reflects primarily an increased headcount dedicated to the sales and administration effort at Whitco. Salaries, exclusive of payroll taxes and fees were $950,899 for the twelve month period ended December 31, 2002, and $721,730 for the year ended December 31,2001. As a percentage of gross sales, salaries, wages and benefits were 8.6% of sales in the twelve month period ended December 31, 2002, and 7.0% of sales for the year ended December 31, 2001.

         Commissions for the twelve month period ended December 31, 2002 was $1,900,600 compared with $1,705,684 for the year ended December 31, 2001. The increase in commission expenses reflects increases in overall sales volume. As a percentage of gross sales, commissions were 14.1% of sales in the twelve month period ended December 31, 2002, and 14.5% of sales for the year ended December 31, 2001.

         Product development for the twelve month period ended December 31, 2002 was $131,483 compared with $4,255 for the year ended December 31, 2001. The increase in product development expense reflects additional investment in Whitco's further development of a sports lighting line.

         Travel and Entertainment for the twelve month period ended December 31, 2002 was $113,502 compared with $58,619 for the year ended December 31, 2001. The increase in travel and entertainment expense reflects additional sales travel related to additional customer and supplier trips taken during the year.

         Accounting, Legal and Professional Fees for the twelve month period ended December 31, 2002 was $113,736 compared with $67,700 for the year ended December 31, 2001. The increase in Accounting, Legal and Professional Fees reflects accounting and legal expenses related to the current merger described herein. With respect to the $100,000 investment banking fee to be paid to Keating Investments, LLC, such fee is taken into account as a cash requirement on a going-forward basis and Whitco believes it has sufficient sales and earnings through the ending of its fiscal year and the term indicated by the investment banking fee to fund this obligation.

         Included in general and administrative expenses are non-cash costs related to amortization expense incurred of approximately $0 for the twelve months ended December 31, 2002, and $229,797 for the year ended December 31, 2001. The decrease in amortization expense is the result of Whitco's adoption of Statement of Financial Accounting Standards No. 142 (SFAS 142) in January 1, 2002. This change in policy resulted in the elimination of amortization of goodwill. Had Whitco recorded amortization expense during the twelve months ended December 31, 2002, unaudited pro forma net income (loss) would have been ($148,057).

         Interest expense for the twelve month period ended December 31, 2002 was $296,196 compared with $292,138 for the year ended December 31, 2001. The difference was attributable to an increase of subordinated debt as well as the average increase of the operating credit line for the comparative periods.

         Net income after pro forma income taxes for the 12 month period ended December 31, 2002 and year ended 2001 was $46,516 and $198,531, respectively.

Liquidity and Capital Resources

At June 30, 2003, Whitco's working capital deficit was $846,980 which represented a decrease in working capital of $700,002 over September 30, 2002. Accrued liabilities decreased by $10,357. This decrease was offset by increases in the following: Trade receivables increased from $2,280,109 at September 30, 2002 to $2,640,753 at June 30, 2003, including provision for bad debts of $54,442 at September 30, 2002 and $48,456 at June 30, 2003. Receivables increased in reflection to an increase in sales as the result of seasonality. Other account changes include an increase in accounts payable of $726,511, an increase in inventory of $469,892, an increase in revolving note payable of $586,859 and an increase in pre-paid expenses of $5,545. The increase in payables and inventory was attributed to orders placed for delivery of product in 2003 as well as forecast demand in orders for the peak construction season of 2003. The changes in accrued liabilities, revolving note payable and pre-paid expenses are related to normal timing of the different category of accounts through this quarter. The increase in the working capital deficit is primarily the result of the net loss of $468,590 for the nine months ended June 30, 2003.

Cash provided by (used in) operations for the nine months ended June 30, 2003, the nine months ended June 30, 2002, nine months ended September 30, 2002 and year ended December 31, 2001 was ($546,863), ($256,173), $397,110 and $327,469
respectively. The cash used by operations for the nine months ended June 30, 2003 resulted primarily from a loss of $468,590, an increase in trade receivables of $360,643, an increase in inventories of $469,902 and a decrease in accrued liabilities of $10,357. Accrued liabilities decreased primarily as the result of payment of commissions. Prepaid expenses and other expenses increased by $5,545, accounts payable increased by $726,510. For the nine month period ended June 30, 2002, cash provided by operations resulted primarily from net income of $214,103, an increase in accounts receivable of $1,003,612 and a decrease in accounts payable of $116,846. These decreases were offset by decreases in inventory of $387,721 and an increase in other accrued liabilities of $176,496. Prepaid expenses and other expenses decreased by $8,403. For the nine month period ended September 30, 2002, cash provided by operations resulted from net income of $147,734, and an increase in accounts payable of $720,595 and other accrued expenses of $223,004. These increases were offset by an increase in accounts receivable of $813,817. Accrued liabilities increased as the result of timing of commission payments. Also, inventory decreased by $34,068, prepaid expenses and other expenses decreased by $21,938, and bad debt expense totaled $32,406. For the year ended December 31, 2001, cash provided by operations resulted from net income of $321,653 depreciation and amortization of $249,415, and an increase in other accrued liabilities of $174,631. Accrued liabilities increased as the result of timing of commission payments. Depreciation and amortization is higher compared to other periods as the result of Whitco's adoption of Statement of Financial Accounting Standards No. 142 (SFAS 142) in January 1, 2002. This change in policy resulted in the elimination of amortization of goodwill. These increases were off-set by increases in inventories of $190,183, and decreases in accounts payable of $219,257. Increases were also reported in prepaid expenses and other by $14,849 and off-set by allowance for bad debt of $9,048. Receivables increased by $2,989.

Primarily as a result of purchases of property and equipment in the periods described below, cash used in investing activities for the nine months ended June 30, 2003, the nine months ended June 30, 2002, nine months ended September 30, 2002 and year ended December 31, 2001 was ($19,846), ($31,930), ($74,307)
and ($26,934)respectively.

Cash provided/(used) in financing activities for the nine months ended June 30, 2003, the nine months ended June 30, 2002, nine months ended September 30,2002 and year ended December 31, 2001 was $566,709, $288,106, ($322,803) and
($308,679) respectively. For the nine months ended June 30, 2003 there was an increase in revolving notes payable of $586,859 and payments on short-term and long-term notes payable of $20,150. For the nine months ended June 30, 2002, there was an increase in revolving notes payable of $511,791 and payments on short-term and long-term notes payable of $223,685. For the nine months ended September 30, 2002, cash flows decreased as the result of redemption of partner's interest of $1,200,000 to purchase the partnership interests of two partners. This decrease was primarily matched by an increase from the proceeds of long-term debt of $546,000 and the sale of partnership interest of $655,000. Payments on short-term and long-term notes payable and revolving note payable was $224,527 and $99,276, respectively.

For the year ended December 31, 2001, there was a $213,565 increase in revolving note payable off-set by payments on short-term and long-term notes payable of $228,644 and partners' distributions of $293,600. The partner's distributions were made to pay partner's tax liabilities incurred during the year.

Material cash requirements for the next twelve months not in the ordinary course of business relate to the expenses incurred in connection with the completion of the merger and the securities offering described herein. This is expected to be an additional $180,000 through September 30, 2003. Regarding repayment of debt, over the next 12 months Whitco's current maturities of long term debt as of August 31, 2003 is approximately $257,646, consisting of subordinated debt. As of June 30, 2003, Whitco's current maturities of long term debt was approximately $490,726, consisting of subordinated debt. This amount included approximately $200,000 of subordinated debt due June 30, 2003. This debt was repaid through the months of July and August. For the next 12 months, one $200,000 payment is due on June 30, 2004, while the rest is spread evenly over the entire year. Whitco and Catalyst intends to fund future payments on these obligations through operational cash flow and further utilization of its existing credit facility. Current debt repayments can be paid through Whitco's cash flow or the additional availability afforded through the secured line of credit.

Whitco currently has a $2,000,000 senior, secured credit facility with PNC Bank, evidenced by a demand promissory note, and secured by all of our assets. The outstanding balance at June 30, 2003 was approximately $1,673,884 and the balance as of August 31, 2003 was approximately $1,965,351. Whitco can borrow the lesser of $2,000,000 or the aggregate of 80% of eligible accounts receivable and 50% of eligible inventory as defined in the agreement with PNC. Whitco currently does not comply with certain portions of its agreement with PNC relating to maintaining (1) a tangible net worth of not less than $300,000, (2) a ceiling on debt to net worth ratio and (3) defined cash flow coverage of at least 1 to 1. As a result, PNC can call the note, although the note could have been called at any time in any event as it is a demand note. Whitco is in active negotiations with alternative lenders and has received some commitment letters indicating interest in this credit facility and will actively pursue alternative lenders should the note with PNC be called. Consequences to Whitco will consist of having to immediately put in place a new credit facility in an amount sufficient to cover the entire PNC credit facility.

                                   MANAGEMENT

Our officers and directors and further information concerning them are as follows:

    Name                        Age            Position

Dennis H. Depenbusch            40             CEO and Chairman of the
                                               Board of Directors
Henry Glover                    46             President and Director
Kevin R. Keating                63             Director
Mary Titus                      43             Director
Tracy B. Taylor                 49             Director

Dennis H. Depenbusch

Mr. Depenbusch, 40, was the managing partner of Whitco Company, LLP since its acquisition in June of 2000. Prior to his leading the acquisition of Whitco, he was a Vice President for Euronet Worldwide from May 1995 to June 2000. Euronet Worldwide is a provider of secure electronic financial transactions, ATM software, point-of-sale outsourcing and mobile banking to a wide range of industries. Mr. Depenbusch served as country manager from May 1995 to May 1998 in Poland and, from May 1998 to May 1999, served as Vice President in Germany, overseeing expansion and acquisition activities for these countries. From May 1999 to May 2000, he was responsible for overseeing ATM deployment activities and operational development for the United Kingdom. He also contributed to Euronet's acquisition of venture capital financing and eventual listing on the NASDAQ (EEFT). Mr. Depenbusch holds an MBA, Summa Cum Laude, and a BS in Business from the University of Kansas.

Henry M. Glover

Mr. Glover, 46, joined Whitco in January 2002 as the President. Mr. Glover has twenty years of experience in the lighting industry in key leadership roles. These assignments included work for three of the larger lighting conglomerates in the country: Genlyte Thomas, where he was Vice President and general manager of its Wide-Lite division from 1996-2000; USI Lighting from 1990-1992, where he was Vice President of Sales and Vice President of Lighting from 1993-1996; and Lithonia Lighting, where he worked from 1981 through 1989 in various positions, including analyst, product development manager, marketing manager and regional sales manager. Wide-Lite is a manufacturer of energy-efficient specification grade lighting and lighting controls. Mr. Glover has held senior level positions in sales and operational management for these companies. In 2001, Mr. Glover was CEO and principal of iCareers, LLC, an Internet recruiting site focused on lighting placements. Mr. Glover has an MBA from the University of Georgia and a BS in Economics from the College of Charleston. Mr. Glover is also the President and CEO of Whitco.

Kevin R. Keating, 63, is an investment executive and for the past five (5) years has been the Branch Manager of the Vero Beach, Florida office of Brookstreet Securities Corporation. Brookstreet Securities is a full-service, national network of independent investment professionals. Mr. Keating services the investment needs of private clients with special emphasis on equities. For more than 35 years, he has been engaged in various aspects of the investment brokerage business. Mr. Keating began his Wall Street career with the First Boston Corporation in New York in 1965. From 1968 through 1974, he was employed by several institutional research boutiques where he functioned as Vice President-Institutional Equity Sales. From 1974 until 1982, Mr. Keating was the President and Chief Executive Officer of Douglas Stewart, Inc., a New York Stock registered representative servicing the needs of individual investors. Mr. Keating is a graduate of Holy Cross College with a degree in Business Administration. Mr. Keating is a director of Wentworth II, Inc. and Wentworth III, Inc. and holds other director of Wentworth I, Inc. and 99 Stuff, Inc. Mr. Keating was the President, CFO and a director of Catalyst prior to consummation of the transactions with Whitco.

Mary Titus, 43, is a director and a member of the audit committee. Since December 2000, Ms. Titus has worked for uRoam Corporation, a web based remote access provider, in Sunnyvale, CA. Ms. Titus is currently the Chief Financial Officer, Vice President of Administration and the corporate Secretary for uRoam, handling all finance, human resource and corporate compliance matters. From October 1999 through June 2000, Ms. Titus was the Chief Financial Officer, Vice President of Administration and the corporate Secretary for healthshop, an Internet based retailer of health products. From September 1998 through January 1999, Ms. Titus was Chief Financial Officer and the corporate Secretary for Crag Technologies, a San Jose based data storage company, where she was responsible for all finance and corporate compliance matters. From April through August 1998, Ms. Titus handled integration and strategic acquisition matters for Adaptec, following its acquisition of Ridge Technologies. Prior to that, Ms. Titus handled all finance, securities and acquisition matters at Ridge Technologies, a redundant storage controller company located in San Jose, CA.

Tracy B. Taylor, 49, is a director and a member of the compensation committee. Since March, 2002, Mr. Taylor has been President of the Kansas Technology Enterprise Corporation, Topeka, Kansas. From 2001 to the KTEC appointment, Mr. Taylor was President of Taylor and Associates, a private equity investment firm. From 1999-2001, Mr. Taylor was Vice President for Townsend Capital, Lee's Summit, Missouri. From 1994 to 1999, he held various positions with Cohen Esrey real estate services in Kansas City, Missouri. From 1988 to 1994, Mr. Taylor held graduating positions leading to Treasurer and finally Vice President for Administration for Sprint Corporation in Westwood, Kansas. Mr. Taylor received a B.A. in history/political science,Magna Cum Laude, in 1976 from Bethany College in Lindsborg, Kansas and an MBA with a finance concentration, from the University of Kansas in 1979.

    Remuneration

Prior to consummation of the transaction with Whitco, we did not provide cash compensation to our officers or directors for their services. Upon the first closing of the sale of shares offered hereby, each of our three outside directors, Kevin R. Keating, Mary Titus and Tracy Taylor, will be compensated as follows: For one year, they will each receive $2,000 for each board meeting attended in person and $1,000 for each telephonic board meeting. After the first year, they will receive $1,000 and $500, respectively. Additionally, each of Mr. Keating, Ms. Titus and Mr. Taylor will receive 10,000 shares of common stock, 6,667 of which shall be immediately issuable and the remaining 3,333 of which will be held in escrow and distributed to each of them provided they remain on our board of directors for a period of one year. Members of our Board who serve on the audit committee shall receive an additional $2,000 per meeting for the first year of service and $1,000 per meeting for each year thereafter. The audit committee chairman will receive $4,000 for the first year of service and $2,000 for each year thereafter in addition to the audit committee meeting fees. Messrs. Depenbusch and Glover will not receive any additional compensation for serving on our Board. To date, no Board of Directors' fees have been paid, however, Whitco did reimburse board members for expenses incurred in connection with informal meetings prior to the securities exchange with us.

The following table sets forth information concerning compensation for services rendered to Whitco by its President and by its executive officers.

                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation

The following table sets forth information regarding the compensation paid during the years ended December 31, 2002, 2001, and 2000 by Whitco Company, LLP to Dennis H. Depenbusch and Henry Glover. Mr. Depenbusch is Chairman and CEO of Catalyst and Mr. Glover is a Board Member and President both are officers. There are no other anticipated officer assignments at the present time.

Name and All Other    Year                        Other
Principal Positions   Ended                       Annual            Securities
Compensation          Dec 31,  Salary    Bonus    Compensation      Underlying
                               ($)        ($)        ($)            Options (#)

Dennis Depenbusch
Managing Partner (1)  2002     $130,000   $0            $0                0

Henry Glover
President             2002     $130,000   $0       $24,706(2)        57.125

Dennis Depenbusch
Managing Partner      2001     $100,000   $0            $0                0

Henry Glover
President(3)          2001           $0   $0            $0                0

Dennis Depenbusch
Managing Partner(4)   2000     $ 50,000   $0            $0                0

(1) Mr. Depenbusch was the managing partner of Whitco prior to consummation of the transactions with Catalyst and is currently the CEO and Chairman of the Board of Directors of Catalyst.

(2) Represents compensation related to relocation expenses associated with the hiring of Mr. Glover.

(3) Henry Glover began employment with Whitco on January 2, 2002.

(4) Whitco Company, LLP acquired Whitco Sales, Inc. on June 30, 2000.

Option Grants in Nine Months Ended June 30, 2003 and Last Fiscal Year Ended September 30, 2002.

No options to purchase partner units were granted to Dennis Depenbusch in the nine months ended June 30, 2003 or the fiscal year ended September 30, 2002.

For the nine months ended June 30, 2003, options to purchase 17.5 partner units were granted to Henry Glover at a strike price of approximately $2,890 per unit. These options, on a converted basis represent approximately 22,736 shares at a strike price of $0.86 per share. These options became fully vested when Catalyst became subject to the periodic reporting under the Securities Exchange Act of 1934.

For the fiscal year ended September 30, 2002, options to purchase 57.125 partner units were granted to Henry Glover at a strike price of approximately $2,890 per unit. These options, on a converted basis, represent 74,215 shares at a strike price of $0.86 per share. These options vest equally over a 5 year period and can only fully vest in the event Catalyst receives an offer to sell substantially all of its assets which offer Catalyst desires to accept.

Aggregate Option Exercises in Six Months Ended March 31, 2003 and Last Fiscal Year Ended September 30, 2002

No options to purchase Whitco partnership units were exercised by Dennis Depenbusch, Henry Glover or any employee during the six months ended March 31, 2003 or the fiscal year ended September 30, 2002.

Compensation of Directors

Whitco Company, LP is a limited partnership and has no directors. Whitco does have a general partner, Whitco Management, LLC, which is wholly owned by Catalyst. The general partner receives no additional compensation for serving in such capacity. Other than the compensation listed above to Dennis Depenbusch and tax distributions made to partners for their personal income tax liabilities, no additional compensation has been made to any partner.

Employment Agreements

As of December 31, 2002, Whitco entered into an employment agreement with Henry Glover, expiring December 31, 2003, providing for him to serve as Whitco's President and Chief Executive Officer at an annual rate of $150,000. Mr. Glover is also eligible for medical and dental benefits, as well as such other benefits as may be offered to executive officers from time to time. Mr. Glover's employment agreement contains a confidentiality provision as well as a non-compete clause for one year following his employment with Whitco. We anticipate entering into an employment agreement with Dennis Depenbusch on terms to be agreed upon.

Additional Employee Benefits: All employees are provided certain insurance coverages including health, dental and long term disability. The company reserves the right to change its benefits plans as it deems necessary or appropriate.

                                  MANAGEMENT'S
                         STATEMENT AS TO INDEMNIFICATION

Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement of which this prospectus forms a part. This information can also be examined as described in "Further Information."

Additionally, we have agreed to indemnify Keating Securities, LLC and its selected dealers, if any, against certain liabilities that may be incurred in connection with this offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments Keating may be required to make in respect of such liabilities. Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to Keating pursuant to the foregoing, and to our directors, officers or persons controlling us pursuant to the charter, as amended, and our Bylaws, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

                           MARKET FOR OUR COMMON STOCK

Prior to the date of the prospectus, no trading market for our common stock has existed. There are 12 holders of our common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following table sets forth all long term debt issued to parties related to
Whitco:

LONG-TERM DEBT:

Long-term secured, subordinated debt for the periods set forth below consisted of the following:

                                                                                        June 30, 2003      September 30,
                                                                                         (unaudited)           2002
                                                                                        -------------    ---------------
       Noninterest bearing note payable to Kip Pritchard, Vice President of
       Whitco discounted at 6.22% (unamortized discount of $15,148 and $20,207 at June 30, 2003 and September 30, 2002, respectively), payable in monthly installments of $7,375. Kip Pritchard is a member of the
       Pritchard family from which Whitco was purchased in 2000. The note was
       issued on June 30, 2000 in connection with such purchase.                            167,720             222,175

       Note payable to an individual with indirect ownership in Whitco, note was assigned to a nonrelated limited partnership effective December 27, 2001, principal due July 31, 2005, interest payable monthly at a fixed rate of
       15%. This note was issued on June 30, 2000 in connection with the purchase
       of Whitco from the Pritchard family.                                                 700,000             700,000

       Note payable to Celestine C. Depenbusch, the mother of Dennis H.
       Depenbusch, principal due July 31, 2005, interest payable monthly at a fixed rate of 15%. This note was issued on June 30, 2000 in connection
       with the purchase of the Whitco from the Pritchard family.                                --              50,000

       Subordinated, unsecured 15% note payable to a partner, Larry Doskocil, due April 30, 2004. This note was issued on May 1, 2002 in connection
       with the buy-out of certain partnership interests of Whitco.                              --             250,000

       Subordinated, unsecured 15% note payable to a partner, Larry Doskocil, due April 30, 2007. This note was issued on May 1, 2002 in connection
       with the buy-out of certain partnership interests of Whitco.                          20,000              20,000

       Subordinated,  unsecured 15% note payable to Dennis H. Depenbusch, due April
       30,  2007.  This  note  was  issued  on May 1, 2002 in  connection  with the
       buy-out of certain partnership interests of Whitco.                                       --              76,000

       Subordinated, unsecured 15% note payable to a partner, Jacqueline
       Middelkamp, due April 30, 2007. This note was issued on May 1, 2002 in
       connection with the buy-out of certain partnership interests of Whitco.               50,000              50,000

       Subordinated, 15% unsecured note payable to Kip Pritchard, due April 30,
       2007. This note was issued on May 1, 2002 in connection with the buy-out
       of certain partnership interests of Whitco.                                          150,000             150,000
                                                                                       ------------      --------------
                                                                                       $  1,087,720      $    1,518,175
                                                                                       ============      ==============

During the nine months ended June 30, 2003 and 2002, the nine months ended September 30, 2002 and the year ended December 31, 2001, Whitco had $7,875, $15,525, $27,875 and $0, respectively, of interest expense on notes due to related parties.

OTHER RELATED PARTY TRANSACTIONS:

During the nine months ended June 30, 2003 and 2002, the nine months ended September 30, 2002 and for the year ended December 31, 2001, Whitco paid $49,315, $42,000, $24,000 and $24,000, respectively, for accounting and administrative services to an entity related through common ownership. The common ownership ended May 1, 2002.

During the nine months ended June 30, 2003 and 2002, the nine months ended September 30, 2002 and the year ended December 31, 2001, Whitco had sales of $262,223, $311,248, $266,580, and $679,527, respectively, to an entity whose principal owner is the brother of an employee of Whitco. Accounts receivable from this related entity were $27,743 and $24,894 at June 30, 2003 and 2002, respectively.

Celestine C. Depenbusch is the mother of Dennis Depenbusch, our CEO and Chairman. Celestine C. Depenbusch currently owns 472,048 shares of Catalyst common stock, representing approximately 13.92% of the outstanding common stock. Celestine Depenbusch exercises 100% voting power and control over all shares owned by her.

Keating Securities, LLC, a California limited liability company and a registered broker-dealer, is acting as Placement Agent in this offering. Keating Investments, LLC, an affiliate of Keating Securities, LLC, was a finder in connection with the transaction with Whitco and received for that transaction
(a) 200,000 shares of our common stock and (b) a fee of $100,000, payable in 10 monthly payments of $10,000 each, beginning 30 days after our common stock begins trading on the Over-the-Counter Bulletin Board. This $100,000 fee is taken into account as a cash requirement on a going-forward basis and we believe we will have sufficient sales and earnings through the end of our fiscal year and the term indicated by the investment banking fee to fund this obligation.

For a description of payments to Keating Securities for acting as placement agent in this offering, please see "Plan of Distribution."

Timothy J. Keating, the son of our former President and current board member, Kevin R. Keating, is the Managing Member of, and holds a 60% interest in, Keating Investments, LLC. Keating Investments will advise and assist us in identifying and/or evaluating various financial alternatives that may be available, including without limitation, additional public or private sales of equity or debt securities, or such other form of financial transaction Keating believes may be of possible interest. Keating will render such other financial advisory and investment banking services as may from time to time be agreed upon by Keating and Whitco.

While NASD Rule 2460 specifically prohibits broker-dealers such as Keating from accepting any payment or other consideration, directly or indirectly, from an issuer of a security, or any affiliate or promoter thereof, for publishing a quotation, acting as market maker in a security, or submitting an application in connection therewith, Keating represents that it maintains full compliance with this rule at all times, and the services to be provided are "bona fide services" as permitted by Rule 2460. Compensation paid to Keating is not intended to be, and should not be construed to be, for the provision of any market-making services.

On August 6, 2003, Keating Reverse Merger Fund, LLC, a Delaware limited liability company and an affiliate of Keating Investments, LLC and Keating Securities, LLC ("KRMF"), loaned $250,000 to Whitco Company, L.L.P., receiving a $250,000 unsecured promissory note from Whitco and a five year common stock purchase warrant to purchase up to 125,000 shares of our common stock for $2.00 per share. It is expected that a portion of the proceeds raised in this offering will be used to repay this promissory note, which matures on February 6, 2004. Keating Investments is the managing member of KRMF. Timothy J. Keating owns approximately 60% of Keating Investments and also individually owns, as of the date hereof, 5% of KRMF. Kevin R. Keating has no ownership interest in Keating Investments, Keating Securities or Keating Reverse Merger Fund.

                             PRINCIPAL STOCKHOLDERS

The table below sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus, including:

     + each person who is known by us to own beneficially more than 5% of our outstanding common stock;

     +    each of our officers and directors; and

     +    all of our directors and officers as a group.

                                                   Amount and      Percentage
                                                   Nature of       of Shares
                                                   Beneficial     Beneficially
Name of Stockholder                                Ownership         Owned
--------------------                               -----------    ------------
Kevin R. Keating (1) .......................          90,000             2.65%
Dennis H. Depenbusch (2) ...................       1,610,974(3)         47.50%
Henry Glover(4) ............................          96,951(5)          2.78%
Mary Titus (6) .............................               0                0
Tracy B. Taylor (7) ........................               0                0
Keating Investments, LLC ...................         200,000             5.90%
Larry Doskocil Trust (8) ...................         685,004            20.20%
Celestine Depenbusch (9) ...................         472,048            13.92%
James "Kip" Pritchard (10) .................         350,125             9.35%

All executive officers and
directors as a group .......................       1,797,925             53.0%

-----------

(1) Mr. Keating is a member of our Board of Directors. Excludes 6,667 shares which are to be issued at the first closing of the sale of shares offered hereby.

(2) Mr. Depenbusch is our chief executive officer and chairman of our Board of Directors.

(3) Represents 3,350 shares of our common stock owned by Mr. Depenbusch and 1,607,624 shares owned by the Dennis H. Depenbusch Revocable Trust, an entity of which Mr. Depenbusch is a co-trustee.

(4)  Mr. Glover is President and a member of our Board of Directors.

(5) Represents 96,951 shares of common stock issuable upon exercise of currently vested options granted to Mr. Glover.

(6) Ms. Titus is a member of our Board of Directors. Excludes 6,667 shares which are to be issued at the first closing of the sale of shares offered hereby.

(7) Mr. Taylor is a member of our Board of Directors. Excludes 6,667 shares which are to be issued at the first closing of the sale of shares offered hereby.

(8)  Larry Doskocil is the sole trustee of the Larry Doskocil Trust.

(9) Celestine Depenbusch is the mother of Dennis H. Depenbusch. Mr. Depenbusch exercises no voting or other control over Celestine Depenbusch's shares.

(10) Represents 350,125 shares of common stock issuable upon exercise of currently vested options granted to Mr. Pritchard.

                            DESCRIPTION OF SECURITIES

General

We have authorized 40,000,000 shares of common stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share, whose rights and designation(s) have not yet been established. We have 3,391,368 shares of common stock outstanding as of the date of this prospectus. We currently have no outstanding shares of preferred stock.

Common Stock

Each share of common stock entitles its holder to one vote upon all matters on which holders of common stock are entitled to vote under applicable law or otherwise. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, each share of common stock will be entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities and after providing for each class of stock, if any, having preference over the common stock.

The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued.

Preferred Stock

Our Board of Directors is authorized by our certificate of incorporation to designate and issue up to 10,000,000 shares of one or more series of preferred stock. No shares of preferred stock have been authorized or designated for future issuance by our board as of the date of this prospectus. We have no present plans to issue any such shares.

In the event our board of directors authorizes, designates and issues shares of preferred stock, it may exercise its discretion in establishing the terms of such preferred stock. In the exercise of such discretion, our board may determine the voting rights, if any, of the series of preferred stock being issued, which could include the right to vote separately or as a single class with our common stock and/or other series of preferred stock; to have more or less voting power per share than that possessed by our common stock or other series of preferred stock; and to vote on certain specified matters presented to the shareholders or on all of such matters or upon the occurrence of any specified event or condition. On our liquidation, dissolution or winding up, the holders of preferred stock may be entitled to receive preferential cash distributions fixed by our board before the holders of our common stock are entitled to receive anything. Preferred stock authorized by our board could be redeemable or convertible into shares of any other class or series of our capital stock.

The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of preferred stock could be used to discourage or prevent efforts to acquire control of Wentworth through the acquisition of shares of Common Stock, even if a change in control were in our stockholders' interest.

We will not offer, sell or issue shares of any class of our preferred stock to any of our directors or executive officers, nor any affiliate of such persons, except:

o if the offer, sale or issuance is on the same terms as we offer such securities to all other existing stockholders or to new stockholders, or

o if the offer, sale or issuance is approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our or other independent counsel.

State Blue Sky Information

We offered the common stock for sale in the IPO only in the State of Colorado. We believe that such shares, upon release from escrow in accordance with SEC Rule 419 and once they become transferable, will be eligible for sale on a secondary market basis in other states based upon the registration of the securities in such states, a listing in Standard and Poor's or Moody's manuals, or the availability of an applicable exemption from the state's registration requirements, subject, in each case, to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state, and any changes in statutes and regulations which may occur after the date of this reconfirmation prospectus.

Transfer Agent

Corporate Stock Transfer of Denver, Colorado is the transfer agent for the Common Stock.

                                     EXPERTS

Our audited financial statements as of December 31, 2002 and for the year then ended included in this prospectus, and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Hein + Associates LLP, independent accountants, given on the authority of such firm as an expert in accounting and auditing.

Our audited balance sheet as of December 31, 2001 not included in this prospectus and the related statements of operations, stockholders equity and cash flow for the period from inception (March 7, 2001) to December 31, 2001 included in this prospectus, and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Goldstein Golub Kessler LLP, independent accountants, given on the authority of such firm as an expert in accounting and auditing.

Whitco's audited financial statements as of September 30, 2002 and for the nine months then ended included in this prospectus, and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Hein + Associates LLP, independent accountants, given on the authority of such firm as an expert in accounting and auditing.

Whitco's audited statements of operations, partners' equity and cash flows for the year ended December 31, 2001 included in this prospectus, and the registration statement of which this prospectus is a part, have been included herein in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of such firm as an expert in accounting and auditing.

                                  LEGAL MATTERS

Feldman Weinstein LLP, New York, New York, will pass upon the validity of the shares of common stock offered by the prospectus for us.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits and schedules thereto, under the Securities Act with respect to the securities sold in our IPO, and a reconfirmation prospectus on Form SB-2 with respect to the consummation of the transaction with Whitco. We have also filed this registration statement and prospectus on Form SB-2. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits filed with it. For further information with respect to us and the securities sold in our IPO, reference is made to the registration statement and to the exhibits filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts, agreements and other documents filed as exhibits to the registration statement, and these statements are deemed qualified in their entirety by reference to the contract or document.

You may inspect, without charge, all or any portion of the registration statement or any reports, statements or other information we file with the SEC at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and at the regional offices of the SEC located at 233 Broadway, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these documents may also be obtained from the SEC's Public Reference Room at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, registration statements and other filings with the SEC are publicly available through its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system, located at www.sec.gov. The registration statement, including all exhibits and schedules and amendments, has been filed with the commission through the EDGAR system.

We are subject to the reporting requirements of the Exchange Act and, in accordance with these requirements, we have and will continue to file reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing audited financial statements and other periodic reports as we deem appropriate or as may be required by law.

                          INDEX TO FINANCIAL STATEMENTS

CATALYST LIGHTING GROUP, INC.                                               PAGE
-----------------------------                                               ----

 INDEPENDENT AUDITORS' REPORTS...............................................F-2
 BALANCE SHEETS - June 30, 2003 (unaudited) and December 31, 2002............F-4
 STATEMENTS OF OPERATIONS - For the Six Months Ended June 30, 2003
     and 2002 (unaudited), for the Year Ended December 31, 2002, for the Period from March 7, 2001 (Date of Inception) to
     December 31, 2001 and for the Period from March 7, 2001 (Date of
     Inception) to June 30, 2003 (unaudited).................................F-5
STATEMENTS OF CHANGES OF STOCKHOLDERS' EQUITY-For the Period from
     March 7, 2001 (Date of Inception) to December 31, 2001, for the
     Year Ended December 31, 2002 and for the Six Months Ended June 30,
     2003 (unaudited)........................................................F-6
 STATEMENTS OF CASH FLOWS - For the Six Months Ended June 30, 2003 and
     2002 (unaudited), for the Year Ended December 31, 2002, for the
     Period from March 7, 2001 (Date of Inception) to December 31, 2001 and for the Period from March 7, 2001 (Date of Inception) to June 30,
     2003 (unaudited)........................................................F-7
 NOTES TO FINANCIAL STATEMENTS...............................................F-8

WHITCO COMPANY
--------------

 INDEPENDENT AUDITOR'S REPORT...............................................F-13
 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.........................F-14
 BALANCE SHEETS - June 30, 2003 (unaudited) and September 30, 2002..........F-15
 STATEMENTS OF OPERATIONS - For the Nine Months Ended June 30, 2003
     and 2002 (unaudited) Three Months Ended December 31, 2002
     (unaudited), Nine Months Ended September 30, 2002 and Year Ended
     December 31, 2001......................................................F-16
 STATEMENTS OF PARTNERS' EQUITY - For the Year Ended December 31, 2001,
     For the Nine Months Ended September 30, 2002, and For the Nine
     Months Ended June 30, 2003 (unaudited).................................F-17
 STATEMENTS OF CASH FLOWS - For the Nine Months Ended June 30, 2003
     and 2002 (unaudited), Nine Months Ended September 30, 2002 and Year
     Ended December 31, 2001................................................F-18
 NOTES TO FINANCIAL STATEMENTS..............................................F-19

PRO FORMA FINANCIAL INFORMATION
-------------------------------

 INTRODUCTION...............................................................F-31
 PRO FORMA COMBINING, CONDENSED BALANCE SHEET (unaudited)...................F-32
 PRO FORMA COMBINING, CONDENSED STATEMENT OF OPERATIONS (unaudited).........F-33
 PRO FORMA NOTES TO COMBINING, CONDENSED FINANCIAL INFORMATION..............F-35

                          INDEPENDENT AUDITOR'S REPORT


Board of Directors
Catalyst Lighting Group, Inc.
Denver, Colorado

We have audited the accompanying balance sheet of Catalyst Lighting Group, Inc. (formerly Wentworth III, Inc.) (a development stage company) (the "Company") as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Catalyst Lighting Group, Inc. as of December 31, 2002 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, on August 27, 2003, the Company merged with Whitco Company, LLP, whereby Whitco Company, LLP was considered the acquiring company.

HEIN + ASSOCIATES LLP

Denver, Colorado
February 5, 2003, except for Note 2, for which the date is August 27, 2003.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Catalyst Lighting Group, Inc.

We have audited the accompanying balance sheet of Catalyst Lighting Group, Inc. (formerly Wentworth III, Inc.) (a development stage company) as of December 31, 2001 (not presented herein), and the related statements of operations, stockholders' equity and cash flows for the period from March 7, 2001 (date of inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Catalyst Lighting Group, Inc. as of December 31, 2001 and the results of its operations, and its cash flows for the period from March 7, 2001 (date of inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered operating losses since its inception and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Subsequent to the original issuance of our report, the Company changed its name from Wentworth III, Inc. to Catalyst Lighting Group, Inc.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

May 24, 2002

                          CATALYST LIGHTING GROUP, INC.
                         (FORMERLY WENTWORTH III, INC.)
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                                                       JUNE 30,   DECEMBER 31,
                                                                                                         2003        2002
                                                                                                       --------    --------
                                                                                                      (unaudited)
                                                         ASSETS
CURRENT ASSETS:
    Cash                                                                                               $    376    $  2,125
                                                                                                       --------    --------
             Total current assets                                                                           376       2,125
CASH-RESTRICTED                                                                                          45,000      45,000
DEFERRED TAX ASSET,  net of valuation allowance                                                              --          --
                                                                                                       --------    --------
TOTAL ASSETS                                                                                           $ 45,376    $ 47,125
                                                                                                       ========    ========
                                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                                                                                   $  7,023    $     --
    Accrued expenses                                                                                     36,000      38,000
    Due to officer                                                                                        1,035       1,035
                                                                                                       --------    --------
             Total current liabilities                                                                   44,058      39,035
STOCKHOLDERS' EQUITY:
    Preferred stock - $.01 par value; authorized 10,000,000 shares, none issued                              --         --
    Common stock - $.01 par value;authorized 40,000,000 shares, 200,000 shares
         issued and outstanding                                                                           2,000       2,000
    Additional paid-in capital                                                                           25,937      25,937
    Deficit accumulated during the development stage                                                    (26,619)    (19,847)
                                                                                                       --------    --------
             Total stockholders' equity                                                                   1,318       8,090
                                                                                                       --------    --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                             $ 45,376    $ 47,125
                                                                                                       ========    ========

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                          CATALYST LIGHTING GROUP, INC.
                         (FORMERLY WENTWORTH III, INC.)
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                             FOR THE         FOR THE
                                                                                           PERIOD FROM     PERIOD FROM
                                                FOR THE       FOR THE                     MARCH 7, 2001   MARCH 7, 2001
                                               SIX MONTHS    SIX MONTHS       FOR THE        (DATE OF        (DATE OF
                                                 ENDED         ENDED        YEAR ENDED    INCEPTION) TO   INCEPTION) TO
                                                JUNE 30,      JUNE 30,     DECEMBER 31,    DECEMBER 31,      JUNE 30,
                                                  2003          2002           2002            2001            2003
                                              ------------- -------------  -------------- --------------- ---------------
                                              (unaudited)    (unaudited)                                    (unaudited)
INTEREST INCOME                               $         1   $        23    $        25    $          20   $         46
OPERATING EXPENSES:
  Professional fees                                 3,833         1,374         17,753               --         21,586
  Other general and administrative expense          2,940           770            797            1,342          5,079
                                              -----------   -----------    -----------    -------------   ------------
      Total operating expenses                      6,773         2,144         18,550            1,342         26,665
                                              -----------   -----------    -----------    -------------   ------------
NET LOSS                                           (6,772)       (2,121)       (18,525)          (1,322)       (26,619)
                                              -----------   -----------    -----------    -------------   ------------
NET LOSS PER COMMON SHARE                     $     (0.03)  $     (0.01)   $     (0.01)   $       (0.01)
                                              ===========   ===========    ===========    =============
WEIGHTED-AVERAGE NUMBER OF SHARES
    OUTSTANDING                                   200,000       150,000        200,000          150,000
                                              ===========   ===========    ===========    =============

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                          CATALYST LIGHTING GROUP, INC.
                         (FORMERLY WENTWORTH III, INC.)
                          (A Development Stage Company)

                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

   FOR THE PERIOD FROM MARCH 7, 2001 (DATE OF INCEPTION) TO DECEMBER 31, 2001,
                FOR THE YEAR ENDED DECEMBER 31, 2002 AND FOR THE
                   SIX MONTHS ENDED JUNE 30, 2003 (UNAUDITED)

                                                              COMMON STOCK     ADDITIONAL     DEFICIT DURING
                                                          -------------------   PAID-IN       THE DEVELOPMENT     STOCKHOLDERS'
                                                           SHARES     AMOUNT    CAPITAL           STAGE              EQUITY
                                                          --------   --------  ---------        --------            --------
Issuance of common stock for cash at $.05 per share       150,000   $  1,500   $  6,000         $     --            $  7,500
Net loss for the period from March 7, 2001 (date of
    inception) to December 31, 2001                            --         --         --           (1,322)             (1,322)
                                                         --------   --------   --------         --------            --------
BALANCE, December 31, 2001                                150,000      1,500      6,000           (1,322)              6,178
    Net proceeds from sale of common stock for cash
        received in public offering at $1.00 per share     50,000        500     19,937               --              20,437
    Net loss for the year ended December 31, 2002              --         --         --          (18,525)            (18,525)
                                                         --------   --------   --------         --------            --------
BALANCE, December 31, 2002                                200,000      2,000     25,937          (19,847)              8,090
    Net loss for the six months ended June 30, 2003
        (unaudited)                                            --         --         --           (6,772)             (6,772)
                                                         --------   --------   --------         --------            --------
BALANCE, June 30, 2003 (unaudited)                        200,000   $  2,000   $ 25,937         $(26,619)           $  1,318
                                                         ========   ========   ========         ========            ========

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                          CATALYST LIGHTING GROUP, INC.
                         (FORMERLY WENTWORTH III, INC.)
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                       FOR THE
                                                                                     PERIOD FROM       FOR THE
                                                                                       MARCH 7,      PERIOD FROM
                                          FOR THE        FOR THE                         2001       MARCH 7, 2001
                                        SIX MONTHS      SIX MONTHS       FOR THE       (DATE OF        (DATE OF
                                           ENDED          ENDED        YEAR ENDED     INCEPTION)    INCEPTION) TO
                                         JUNE 30,        JUNE 30,     DECEMBER 31,   TO DECEMBER       JUNE 30,
                                           2003            2002           2002         31, 2001          2003
                                       -------------  -------------   -------------  ------------   --------------
                                        (unaudited)    (unaudited)                                   (unaudited)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
    Net loss                         $      (6,772) $      (2,121)  $     (18,525) $     (1,322)  $      (26,619)
    Adjustments to reconcile net
      loss to net cash used in
      operating activities:
        Changes in operating assets
          and liabilities:
           Increase in restricted
              cash                              --             --         (45,000)           --          (45,000)
           Increase in accounts
             payable                         7,023          4,690              --            --            7,023
           Increase (decrease) in
             accrued expenses               (2,000)       (10,337)          7,595           842            6,437
           Increase in due to
              officer                           --          1,000           1,035            --            1,035
                                     -------------  -------------   -------------  ------------   --------------
         Net cash provided by
           (used in) operating
           activities                       (1,749)        (6,768)        (54,895)         (480)         (57,124)
CASH PROVIDED BY FINANCING
    ACTIVITY, proceeds from the
    issuance of common stock                    --             --          50,000         7,500           57,500
                                     -------------  -------------   -------------  ------------   --------------
INCREASE (DECREASE) IN CASH                 (1,749)        (6,768)         (4,895)        7,020              376
CASH, at beginning of period                 2,125          7,020           7,020            --               --
                                     -------------  -------------   -------------  ------------   --------------
CASH, at end of period               $         376  $         252   $       2,125  $      7,020   $          376
                                     =============  =============   =============  ============   ==============
SUPPLEMENTAL SCHEDULE OF NON-CASH
   FINANCING ACTIVITY:
   Expense accrued for offering
     costs                           $          --  $      23,369   $      18,419  $     11,144   $       29,563
                                     =============  =============   =============  ============   ==============

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                          CATALYST LIGHTING GROUP, INC.
                         (FORMERLY WENTWORTH III, INC.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 2002 is unaudited.)

1.      ORGANIZATION AND OPERATIONS:

        Catalyst Lighting Group, Inc. (formerly Wentworth III, Inc.) (the "Company") was incorporated in the State of Delaware on March 7, 2001 for the purpose of raising capital that is intended to be used in connection with a merger, acquisition or other business combination with an operating business. On October 9, 2001, the Company issued 150,000 shares of $.01 par value common stock for $.05 per share, a total of $7,500. During 2001, the Company filed a registration statement on Form SB-2, under SEC Rule 419, which was declared effective by the Securities and Exchange Commission on August 6, 2002. Under this registration statement on November 4, 2002, the Company sold 50,000 shares of $.01 par value common stock in a public offering for $1.00 per share for gross proceeds of $50,000. The Company incurred $29,563 in expenses of the offering.

        The Company is a development stage company. All activities of the Company through August 27, 2003 relate to its formation, its public offering and subsequent public filings and to finding an acquisition target with which to consummate a business combination. On August 27, 2003, the Company completed a merger with Whitco Company, LLP ("Whitco") (see Note 2).

        The proceeds of the initial public offering as well as the related securities purchased were placed in an escrow account where they remained until the consummation of the business combination with Whitco as required by the Securities and Exchange Commission Rule 419. The Company withdrew only 10% of the funds as working capital in order to seek acquisition opportunities or for other corporate purposes. The remaining $45,000 has been shown as cash in escrow in the accompanying balance sheet.

        The financial instruments, which potentially subject the Company to concentration of credit risk, consist of cash. The Company maintains cash in an account with a financial institution in an amount which, at times, may be in excess of the FDIC insured limit. The Company has not experienced any losses on such account and does not believe it is exposed to any significant risk with respect to cash.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates by management. Actual results could differ from these estimates.

        The   Company   does  not   believe   that  any   recently   issued  but
        not-yet-effective accounting standards will have a material effect on the Company's financial position, results of operations or cash flows.

                          CATALYST LIGHTING GROUP, INC.
                         (FORMERLY WENTWORTH III, INC.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 2002 is unaudited.)

2.      REVERSE MERGER WITH WHITCO AND OFFERING:

        Effective August 27, 2003, the Company merged with Whitco Company, LLP ("Whitco"), a privately held Texas-based manufacturer and marketer of steel outdoor lighting pole structures. Whitco's management and board assumed significant majority control of the Company through a merger structure whereby Whitco became a wholly-owned subsidiary of Wentworth. For financial statement purposes, this transaction will be considered a reverse merger, whereby Whitco will be considered the acquiring company. 3,191,368 shares of common stock were issued to the partners of Whitco in the merger.

        The Company is in the process of filing a registration statement with the Securities and Exchange Commission for the sale of up to 1,200,000 shares of common stock at $2.50 per share (the Offering). Keating Securities, LLC ("KS") is the broker-dealer selling the shares being offered by the Company. In addition to the 200,000 shares of common stock already received by KS, KS will receive (a) an investment banking fee of $100,000, which is due in 10 monthly payments of $10,000 each beginning 30 days after the Company's common stock begins trading on the Over-the-Counter Bulletin Board, (b) a 10% cash placement fee and 3% expense allowance of the securities placed by KS in the offering. In addition, the Company shall issue five-year common stock purchase warrants entitling KS to purchase up to 10% of the securities sold by KS, at an exercise price of 100% of the per share price of the offering.

        Keating Investments, LLC ("KI") is a Colorado state registered investment advisor and owns 89% of KS, a registered broker-dealer. In connection with the reverse merger, KI received an investment banking fee, part of which has been paid through the issuance of 200,000 shares of Catalyst Lighting Group, Inc.'s common stock. Timothy J. Keating, the son of Kevin R. Keating, the Company's former President, is the Managing Member of, and holds a 60% interest in KI. There is currently no signed agreement between KI and the Company. However, KI has been engaged by and is representing Whitco Company LLP as its investment banker. Given the limited cash resources of the Company, management of the Company anticipates that any future investment banking fees payable to KS will be paid either through the issuance of additional equity of the Company or through the cash resources of Whitco Company LLP or a combination of both.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        Deferred Offering Costs - Deferred offering costs, which were being incurred in anticipation of the Company filing a Rule 419 registration statement, were deferred until the sale of common shares. On November 4, 2002, when the offering closed, these costs were charged to additional paid in capital.

                          CATALYST LIGHTING GROUP, INC.
                         (FORMERLY WENTWORTH III, INC.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 2002 is unaudited.)

        Income Taxes - The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes are expensed as incurred.

        Cash and Cash Equivalents, and Restricted Cash - Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase. Restricted cash represents the proceeds of the Rule 419 common stock offering, which are limited as to their use pursuant to this Rule (see
        Note 1).

        Fair Value of Financial Instruments - Cash and current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

        Net  Income  (Loss)  Per  Share - Basic  earnings  per  share  (EPS)  is calculated by dividing the income or loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The Company currently has no dilutive securities and as such, basic and diluted earnings per share are the same for all periods presented.

        Comprehensive Income (Loss) - Comprehensive income is defined as all changes in stockholders' equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. During the year ended December 31, 2002 and for the period from March 7, 2001 (inception) to December 31, 2001, the Company's comprehensive loss was the same as its net loss.

        Interim Financial Information - The accompanying interim financial information as of June 30, 2003 and for the six months ended June 30, 2003 and 2002 has been taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary to fairly present the financial position as of June 30, 2003 and results of operations of the Company for the six months ended June 30, 2003 and 2002 and the period from inception to June 30, 2003.

                          CATALYST LIGHTING GROUP, INC.
                         (FORMERLY WENTWORTH III, INC.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 2002 is unaudited.)

4.      STOCKHOLDERS' EQUITY:

        The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of stock. They are divided into 10,000,000 shares of preferred stock and 40,000,000 shares of common stock. At June 30, 2003, none of the preferred stock has been issued. However, such preferred shares may later be issued in such series with whatever preferences as may be determined by the Board of Directors.

         During the year ended December 31, 2002, the Company completed the sale of 50,000 shares of common stock at $1.00 in an initial public offering
         (IPO). Offering costs associated with the IPO totaled $29,563. Prior to the IPO, the Company sold 150,000 shares of common stock for $7,500 in a private placement. At December 31, 2002, 200,000 shares of the common stock have been issued. In addition, the Company issued 3,191,368 shares in connection with a Whitco merger, including 200,000 shares to KI.

5.      INCOME TAXES:

        The Company has a net operating loss carryforward of approximately $20,000 available to offset taxable income through the years 2021 and 2022.

        The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating $7,371, against which the Company has recorded a full valuation allowance in recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived. The change in the valuation allowance for the period ended December 31, 2001 to December 31, 2002 is $6,922.

                                                   December 31, 2002
                                                   -----------------
            Start up costs                           $         123
            Net operating loss carryforwards                 7,248
            Valuation allowance                             (7,371)
                                                     -------------
                                                     $          --
                                                     =============

                          CATALYST LIGHTING GROUP, INC.
                         (FORMERLY WENTWORTH III, INC.)
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
           (The period subsequent to December 31, 2002 is unaudited.)

        The difference between income taxes computed at the statutory federal rate of 34% and the provision for income taxes relates to the following:

                                                        Percent of
                                                       Pretax Amount
                                                       -------------
           Provision at federal statutory rate              34%
           Increase in valuation allowance                  (34)
                                                            ---
                                                             0%
                                                            ===

                          INDEPENDENT AUDITOR'S REPORT

To the Partners
Whitco Company, LLP
Hutchinson, Kansas

We have audited the accompanying balance sheet of Whitco Company, LLP as of September 30, 2002, and the related statements of operations, partners' equity, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Whitco Company, LLP as of September 30, 2002 and the results of its operations and its cash flows for the nine months then ended, in conformity with accounting principles generally accepted in the United States of America.

HEIN + ASSOCIATES LLP

Denver, Colorado
December 20, 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Partners
Whitco Company, LLP

We have audited the accompanying statements of operations, partners' equity and cash flows of Whitco Company, LLP for the year ended December 31, 2001. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements referred to above present fairly, in all material respects, the results of operations and cash flows of Whitco Company, LLP for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

         /s/ Grant Thornton LLP

         Wichita, Kansas

         January 31, 2002

                               WHITCO COMPANY, LLP

                                 BALANCE SHEETS

                                                                                        JUNE 30,   SEPTEMBER 30,
                                                                                          2003         2002
                                                                                       ----------   ----------
                                                                                      (unaudited)
                                                       ASSETS
CURRENT ASSETS:
    Trade receivables, less allowance for doubtful accounts of $48,456
         (unaudited) and $54,442                                                       $2,640,753   $2,280,109
    Inventories                                                                         1,321,935      852,033
    Prepaid expenses and other                                                             25,574       20,029
                                                                                       ----------   ----------
         Total current assets                                                           3,988,262    3,152,171
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $50,638 (unaudited)
    and $51,991                                                                           114,074      133,875
OTHER ASSETS:
    Goodwill, net of accumulated amortization of $330,151 (unaudited) and $330,151      2,971,362    2,971,362
    Other                                                                                  15,793       17,810
                                                                                       ----------   ----------
         Total other assets                                                             2,987,155    2,989,172
                                                                                       ----------   ----------
                                                                                       $7,089,491   $6,275,218
                                                                                       ==========   ==========

                                            LIABILITIES AND PARTNERS' EQUITY

CURRENT LIABILITIES:
    Revolving note payable                                                             $1,673,884   $1,087,025
    Current maturities of long-term debt                                                  490,726      257,646
    Accounts payable                                                                    1,977,446    1,250,935
    Other accrued liabilities                                                             693,186      703,543
                                                                                       ----------   ----------
         Total current liabilities                                                      4,835,242    3,299,149
                                                                                       ----------   ----------
LONG-TERM DEBT, less current maturities:
    Related party                                                                          70,000      446,000
    Other                                                                               1,140,341    1,392,571
                                                                                       ----------   ----------
         Total long-term debt                                                           1,210,341    1,838,571
PARTNERS' EQUITY                                                                        1,043,908    1,137,498
                                                                                       ----------   ----------
TOTAL LIABILITIES AND PARTNERS' EQUITY                                                 $7,089,491   $6,275,218
                                                                                       ==========   ==========

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                               WHITCO COMPANY, LLP

                            STATEMENTS OF OPERATIONS

                                                                                                 NINE
                                               NINE MONTHS    NINE MONTHS     THREE MONTHS       MONTHS           YEAR
                                                  ENDED          ENDED           ENDED           ENDED            ENDED
                                                 JUNE 30,       JUNE 30,      DECEMBER 31,    SEPTEMBER 30,    DECEMBER 31,
                                                  2003            2002            2002            2002            2001
                                              ------------    ------------    ------------    ------------    ------------
                                               (unaudited)     (unaudited)     (unaudited)
SALES                                         $ 10,644,295    $  9,600,503    $  3,282,406    $ 10,243,036    $ 11,784,438
COST OF SALES                                    7,277,750       6,543,698       2,172,735       7,169,790       7,887,188
                                              ------------    ------------    ------------    ------------    ------------
GROSS MARGIN ON SALES                            3,366,545       3,056,805       1,109,671       3,073,246       3,897,250
OTHER OPERATING COSTS AND EXPENSES:
    General, selling and administrative
    expenses                                     3,614,158       2,633,603       1,104,146       2,700,835       3,053,662
    Amortization of goodwill                            --              --              --              --         229,797
                                              ------------    ------------    ------------    ------------    ------------
                                                 3,614,158       2,633,603       1,104,146       2,700,835       3,283,459
                                              ------------    ------------    ------------    ------------    ------------
INCOME FROM OPERATIONS                            (247,613)        423,202           5,525         372,411         613,791
OTHER EXPENSE:
    Interest expense                               220,977         209,099          71,519         224,677         292,138
                                              ------------    ------------    ------------    ------------    ------------
NET INCOME (LOSS)                             $   (468,590)   $    214,103    $    (65,994)   $    147,734    $    321,653
                                              ============    ============    ============    ============    ============
PRO FORMA INCOME TAXES AND NET INCOME
    (LOSS): (unaudited)
INCOME (LOSS) BEFORE PRO FORMA INCOME TAXES   $   (468,590)   $    214,103    $    (65,994)   $    147,734    $    321,653
PRO FORMA INCOME TAXES                             169,250         (82,794)         22,838         (58,062)       (123,122)
                                              ------------    ------------    ------------    ------------    ------------
PRO FORMA NET INCOME (LOSS)                   $   (299,340)   $    131,309    $    (43,156)   $     89,672    $    198,531
                                              ============    ============    ============    ============    ============

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                               WHITCO COMPANY, LLP

                         STATEMENTS OF PARTNERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 2001,
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002, AND
               FOR THE NINE MONTHS ENDED JUNE 30, 2003 (UNAUDITED)

                                                                 PARTNERS'       RETAINED       PARTNERS'
                                                    UNITS      CONTRIBUTIONS     EARNINGS        EQUITY
                                                 -----------   -------------   ------------   ------------
BALANCE, January 1, 2001                               1,200    $ 1,200,000    $   306,711    $ 1,506,711
    Partners' distributions                               --             --       (293,600)      (293,600)
    Net income                                            --             --        321,653        321,653
                                                 -----------    -----------    -----------    -----------
BALANCE, December 31, 2001                             1,200      1,200,000        334,764      1,534,764
    Sale of partnership interest                         436        655,000             --        655,000
    Redemption of partners' interest                    (800)    (1,200,000)            --     (1,200,000)
    Net income                                            --             --        147,734        147,734
                                                 -----------    -----------    -----------    -----------
BALANCE, September 30, 2002                              836        655,000        482,498      1,137,498
    Retirement of long term debt by conversion
       to partnership interest (unaudited)                57        375,000             --        375,000
    Net loss (unaudited)                                  --             --       (468,590)      (468,590)
                                                 -----------    -----------    -----------    -----------
BALANCE, June 30, 2003 (unaudited)                       893    $ 1,030,000    $    13,908    $ 1,043,908
                                                 ===========    ===========    ===========    ===========

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                               WHITCO COMPANY, LLP
                            STATEMENTS OF CASH FLOWS

                                                                     NINE MONTHS    NINE MONTHS    NINE MONTHS
                                                                        ENDED          ENDED          ENDED        YEAR ENDED
                                                                       JUNE 30,       JUNE 30,     SEPTEMBER 30,  DECEMBER 31,
                                                                        2003           2002            2002          2001
                                                                     -----------    -----------    -----------    -----------
                                                                      (unaudited)   (unaudited)
     CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income (loss)                                          $  (468,590)   $   214,103    $   147,734    $   321,653
         Adjustments to reconcile net income (loss) to net cash
              provided by (used in) operating activities:
                  Loss on sale of property and equipment                 17,768
                  Depreciation and amortization                          23,896         77,562         31,182        249,415
                  Allowance for bad debt                                     --             --         32,406          9,048
                  Change in operating assets and liabilities:
                      Trade receivables                                (360,643)    (1,003,612)      (813,817)        (2,989)
                      Inventories                                      (469,902)       387,721         34,068       (190,183)
                      Prepaid expenses and other                         (5,545)         8,403         21,938        (14,849)
                      Accounts payable                                  726,510       (116,846)       720,595       (219,257)
                      Other accrued liabilities                         (10,357)       176,496        223,004        174,631
                                                                    -----------    -----------    -----------    -----------
              Net cash provided by (used in) operating activities      (546,863)      (256,173)       397,110        327,469
                                                                    -----------    -----------    -----------    -----------
     CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchase of property and equipment                             (19,846)       (31,930)       (74,307)       (26,934)
                                                                    -----------    -----------    -----------    -----------
              Net cash used in investing activities                     (19,846)       (31,930)       (74,307)       (26,934)
                                                                    -----------    -----------    -----------    -----------
     CASH FLOWS FROM FINANCING ACTIVITIES:
         Net increase (decrease) in revolving note payable              586,859        511,791        (99,276)       213,565
         Proceeds from issuance of long-term debt                            --             --        546,000             --
         Payments on short-term and long-term notes payable             (20,150)      (223,685)      (224,527)      (228,644)
         Sale of partnership interest                                        --             --        655,000             --
         Partners' distributions                                             --             --             --       (293,600)
         Redemption of partners' interest                                    --             --     (1,200,000)            --
                                                                    -----------    -----------    -----------    -----------
              Net cash provided by (used in) financing activities       566,709        288,106       (322,803)      (308,679)
                                                                    -----------    -----------    -----------    -----------
     NET CHANGE IN CASH                                                      --              3             --         (8,144)
     CASH, at beginning of period                                            --             (3)            --          8,144
                                                                    -----------    -----------    -----------    -----------
     CASH, at end of period                                         $        --    $        --    $        --    $        --
                                                                    ===========    ===========    ===========    ===========
     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid during the year for:
              Interest                                              $   229,133    $   211,863    $   240,692    $   290,089
                                                                    ===========    ===========    ===========    ===========
     SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
         Conversion of long-term debt to partnership interest       $   375,000    $        --    $        --    $        --
                                                                    ===========    ===========    ===========    ===========
         Conversion of partnership interest to long-term debt       $        --    $   545,000    $        --    $        --
                                                                    ===========    ===========    ===========    ===========

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

1.      SUMMARY OF ACCOUNTING POLICIES:

        Nature of Operations - Whitco Company, LLP (the Company) was formed as a Texas limited liability partnership on June 27, 2000. The Company, located in Fort Worth, Texas, sells sports and area lighting poles to distributors throughout the United States of America.

        Pursuant to a redemption in May 2002, the Company purchased 800 partnership units for $1,200,000 (i.e., $1,500 per unit) from two of the three members. To finance the redemption of these partnership units, the Company issued 436 partnership units for $655,000 (at $1,500 per unit) and $545,000 in notes payable to the then remaining member, persons related to him and a limited number of new investors. The change in ownership, however, did not result in a change in control or management, therefore all transactions were recorded at cost.

        Change in Year End - Effective January 1, 2002, the Company changed its year end from December 31 to September 30.

        Inventories - Inventories are stated at the lower of cost or market, determined under the first-in, first-out method.

        Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization of property and equipment is provided using the modified straight-line method over the following estimated useful lives:

           Vehicles and office furniture and equipment             5 years

        Depreciation expense for the nine months ended June 30, 2003 and 2002, for the nine months ended September 30, 2002 and for the year ended
        December   31,   2001  was   $21,876,   $15,265,   $23,910  and  $5,461,
        respectively. Maintenance, repairs and renewals which neither materially add to the value of property and equipment nor appreciably prolong its life are charged to operations as incurred. Gains or losses on disposals of property and equipment are included in income.

        Impairment of Long-Lived Assets - Management of the Company assesses impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. If the net carrying value exceeds the net cash flows, then impairment will be recognized to reduce the carrying value to the estimated fair value.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

        Acquisition and Goodwill - On June 30, 2000, the Company acquired the operating assets and liabilities of Whitco Sales, Inc. The purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair value. The fair value of assets acquired and liabilities assumed was as follows:

             Receivables                                           $ 1,560,576
             Inventories                                               585,901
             Property and equipment                                     64,000
             Accounts payable                                         (633,922)
             Other accrued liabilities                                (220,931)
             Goodwill                                                3,301,513
                                                                   -----------
             Fair value of net assets acquired                     $ 4,657,137
                                                                   ===========

        The purchase was paid for as follows:

             Cash paid ($2,000 - June 30, 2000 and
                  $2,789,213 - August 1, 2000)                     $ 2,791,213
             Payable to seller upon collection of specific
                  accounts receivable                                  578,665
             Noninterest-bearing notes payable to Seller, net of
                  discount of $244,504                               1,287,259
                                                                   -----------
             Purchase price                                        $ 4,657,137
                                                                   ===========

        During fiscal 2001, the Company amortized goodwill using a fifteen-year life. Beginning January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (SFAS 142) "Goodwill and Other Intangible Assets," and as a result ceased amortizing goodwill. The Company tests goodwill for impairment annually or on an interim basis if an event or circumstance occurs between the annual tests that may indicate impairment of goodwill. Impairment of goodwill will be recognized in operating results in the period it is identified. Had the Company recorded amortization expense during the nine months ended June 30, 2003 and the nine months ended September 30, 2002, unaudited pro forma net income (loss) would have been approximately $(409,000) and $(25,000), respectively.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

        Income Taxes - The Company has been organized as a limited liability partnership. Accordingly, no provision for income taxes has been provided for in the financial statements since taxable income of the Company is required to be reported by the respective partners on their income tax returns. However, the Company has included unaudited estimated pro forma income taxes and the resulting pro forma net income
        (loss) in the statements of income. Pro forma income taxes (tax refund) were estimated using the effective Federal and state tax rates, as if the Company was a C-Corporation.

        Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company grants credit to distributors of sports and area lighting poles located throughout the United States of America. Collateral is generally not required for the Company's trade receivables.

        Use of Estimates - In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Cash Equivalents - For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. There were no cash equivalents at September 30, 2002 or June 30, 2003.

        Revenue Recognition - The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101), as amended by SAB 101A and 101B. SAB 101 requires that four basic criteria must be met before revenue can be recognized:
        (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Company product is made to customer or industry specifications at an agreed upon price as typically specified in the customer purchase order. Title passes to the customer at the point of shipment along with all the risks and rewards of ownership. Customers receive a one-year product warranty for defects in materials and workmanship providing repair or replacement or refund of purchase price. The Company provides an accrual as a reserve for potential warranty costs, which historically have not been significant.

        Stock-Based Compensation - The Company accounts for partnership interest-based compensation for employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for partnership options granted to employees is measured as the excess, if any, of the market price of the Company's partnership interest at the measurement date (generally, the date of grant) over the amount an employee must pay to acquire the partnership interest.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

        In October 1995, the Financial Accounting Standards Board issued a new statement titled Accounting for Stock-Based Compensation (SFAS No. 123). SFAS No. 123 requires that options, warrants, and similar instruments which are granted to non-employees for goods and services be recorded at fair value on the grant date. Fair value is generally determined under an option pricing model using the criteria set forth in SFAS No. 123. The Company did not adopt SFAS No. 123 to account for partnership interest-based compensation for employees but is subject to the pro forma disclosure requirements.

        Interim Financial Information - The accompanying interim financial information as of June 30, 2003 and for the periods ended June 30, 2003 and 2002 and December 31, 2002 has been taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (consisting only of normal recurring accruals) necessary to fairly present the financial position as of June 30, 2003 and results of operations of the Company for the periods ended June 30, 2002 and 2001 and December 31, 2002.

        Impact of Recently Issued Accounting Pronouncements - In July 2002, the FASB issued Statements of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS
        146). SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Examples of costs covered by SFAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operation, plant closing, or other exit or disposal activity. SFAS 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 is not expected to have a material effect on the Company's financial position or results of its operations.

        In August 2002, the FASB issued Statements of Financial Accounting Standards No. 147, Acquisitions of Certain Financial Institutions (SFAS
        147). SFAS 147 requires financial institutions to follow the guidance in SFAS 141 and SFAS 142 for business combinations and goodwill and intangible assets, as opposed to the previously applied accounting literature. This statement also amends SFAS 144 to include in its scope long-term customer relationship intangible assets of financial institutions. The provisions of SFAS 147 do not apply to the Company.

        In December 2002, the FASB issued Statements of Financial Accounting Standards No.148, Accounting for Stock-Based Compensation - Transition and Disclosure - An Amendment of FASB Statement 123 (SFAS 123). For entities that change their accounting for stock-based compensation from the intrinsic method to the fair value method under SFAS 123, the fair value method is to be applied prospectively to those awards granted after the beginning of the period of adoption (the prospective method). The amendment permits two additional transition methods for adoption of the fair value method. In addition to the prospective method, the entity can choose to either (i) restate all periods presented (retroactive restatement method) or (ii) recognize compensation cost from the beginning of the fiscal year of adoption as if the fair value method had been used to account for awards (modified prospective method). For fiscal years beginning December 15, 2003, the prospective method will no longer be allowed. The Company currently accounts for its stock-based compensation using the intrinsic value method as proscribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

        Employees and plans on continuing using this method to account for stock options, therefore, it does not intend to adopt the transition requirements as specified in SFAS 148. The Company has adopted the new SFAS 148 disclosure requirements of SFAS 148 in these financial statements.

        In May 2003, the FASB issued Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity ("FAS 150"). FAS 150 requires that three classes of freestanding financial statements that embody obligations for entities be classified as liabilities. Generally, FAS 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not believe the adoption of FAS 150 will have a material impact on its financial position or results of operations.

        The FASB issued Interpretation ("FIN") No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, in November 2002 and FIN No. 46, Consolidation of variable Interest Entities, in January 2003. FIN No. 45 is applicable on a prospective basis for initial recognition and measurement provisions to guarantees issued after December 2002; however, disclosure requirements are effective immediately. FIN No. 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee and expands the required disclosures to be made by the guarantor about its obligation under certain guarantees that it has issued. The adoption of FIN No. 45 did not have a material impact on the Company's financial position or results of operations. FIN No. 46 requires that a company that controls another entity through interest other than voting interest should consolidate such controlled entity in all cases for interim periods beginning after June 15, 2003. Management does not believe the adoption of FIN No. 46 will have a material impact on its financial position or results of operations.

2.      INVENTORIES:

        Inventories are comprised of the following:

                                     June 30,2003        September 30, 2002
                                     ------------        ------------------
                                     (unaudited)
                 Raw materials        $1,093,152            $  580,060
                 Work in process         176,628               271,973
                 Finished goods           52,155                    --
                                      ----------            ----------
                                      $1,321,935            $  852,033
                                      ==========            ==========

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

3.      REVOLVING NOTE PAYABLE:

        The Company has a revolving credit agreement with a bank which bears interest at the bank's prime rate plus 1.50% (totaling 5.75% and 6.25% at June 30, 2003 and September 30, 2002) which enables the Company to borrow up to the lesser of $2,000,000 or the aggregate of 80% of eligible accounts receivable and 50% of eligible inventory as defined by the agreement. Borrowings outstanding on the revolving loan were $1,673,884 and $1,087,025 at June 30, 2003 and September 30, 2002,
        respectively.

        Borrowings under the revolving credit agreement are collateralized by essentially all assets of the Company including accounts receivable and inventory. The agreement requires the Company to maintain certain financial covenants which include tangible net worth, cash flow coverage and debt ratios as defined in the agreement. As of June 30, 2003, the Company was not in compliance with certain financial covenants, whereby enabling the lender to call the note on demand. The lender is aware of this non-compliance and the Company does not believe its lender will initiate any action which would be detrimental to the Company's liquidity situation. The agreement also limits the amount of additional third-party borrowings the Company can obtain and the amount of distributions the Company can pay partners. The agreement is subject to annual review by the lender who has the right to terminate or change any of the terms and conditions of the agreement.

4.      LONG-TERM DEBT:

        Long-term debt at year end consists of the following:

                                                                                          June 30,        September 30,
                                                                                            2003              2002
                                                                                       ---------------   ----------------
                                                                                        (unaudited)
       Noninterest-bearing  note payable to an  individual,  discounted  at 6.3%
       (unamortized discount of $47,766 and $75,509 at June 30, 2003 and
       September 30, 2002), payable in annual installments of $217,851 (a).            $     613,347     $       578,043

       Noninterest-bearing  note payable to an  individual,  discounted at 6.22%
       (unamortized  discount  of  $15,148  and  $20,207  at June  30,  2003 and
       September 30, 2002, respectively), payable in monthly installments of $7,375 (a)      167,720             222,175

       Note payable to an individual with indirect ownership in the partnership, note was assigned to a nonrelated limited partnership  effective December
       27, 2001,  principal  due July 31, 2005,  interest  payable  monthly at a
       fixed rate of 15% (b)                                                                 700,000             700,000

       Note payable to a family member of a partner, rate of 15%, unsecured (b) (c)               --              50,000

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

                                                                                          June 30,        September 30,
                                                                                            2003              2002
                                                                                       ---------------   ----------------
       Subordinated note payable to a partner, rate 15%, unsecured. (c)                           --             250,000
       Subordinated  note  payable  to a  partner,  due  April 30,  2007,  rate 15%,
       unsecured.                                                                             20,000              20,000
       Subordinated note payable to a partner, rate 15%, unsecured. (c)                           --              76,000
       Subordinated  note  payable  to a  partner,  due  April 30,  2007,  rate 15%,
       unsecured.                                                                             50,000              50,000
       Subordinated  note payable to an  individual,  due April 30, 2007,  rate 15%,
       unsecured.                                                                            150,000             150,000
                                                                                       -------------     ---------------
                                                                                           1,701,067           2,096,218
       Less current maturities                                                              (490,726)           (257,646)
                                                                                       --------------    ---------------
                                                                                       $   1,210,341     $     1,838,572
                                                                                       =============     ===============

       (a) Notes are collateralized by all assets of the Company. The security interest in inventory and accounts receivable is subordinated to the revolving bank note and the security interest in all assets is subordinated to notes marked as (b).

       (b) Notes are collateralized by all assets of the Company but are subordinated to the revolving bank note.

       (c) In January 2003, the Company converted three individual notes payable held by existing members of the partnership into partnership units at $6,617.38 per unit. The conversion rate was determined based on "negotiated" best estimate of fair market value of the underlying partnership units at the conversion date between the parties. Interest was paid to note holders on the date of conversion.

        Aggregate annual maturities of long-term debt at September 30, 2002 are as follows:

                   2003            $       257,646
                   2004                    523,133
                   2005                  1,019,439
                   2006                         --
                   2007                    296,000
                                   ---------------

                                   $     2,096,218

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

        During the nine months ended June 30, 2003 and 2002, the nine months ended September 30, 2002 and the year ended December 31, 2001, the Company had $7,875, $15,525, $27,875 and $0, respectively, of interest expense on notes due to related parties.

5.      MAJOR CUSTOMERS, MAJOR SALES AGENCIES AND SIGNIFICANT CONCENTRATIONS:

        During the nine months ended September 30, 2002 and the year ended December 31, 2001, one customer accounted for more than 10% of the Company's sales, totaling 14% and 14%, respectively. The Company grants lighting agencies the exclusive right to sell the Company's products in given geographical locations. During the nine months ended September 30, 2002, one agency accounted for more than 10% of the Company's sales, totaling 10%.

        During the nine months ended September 30, 2002 and the year ended December 31, 2001, 45% and 85% of the Company's material and assembly purchases of lighting poles were from two vendors. Although there are multiple vendors with which the Company could enter into agreements, the deterioration or cessation of either relationship could have a material adverse effect, at least temporarily, on the Company as it attempts to negotiate agreements with other manufactures of lighting poles. Accounts payable to these two vendors were $711,862 and $1,149,766 as of September 30, 2002 and June 30, 2003, respectively.

6.      PARTNERSHIP OPTIONS:

        Partnership Option Plans - In June 2000, the partners began issuing options for the purchase of partnership units to certain key employees. Approximately 241 units have been issued through June 30, 2003, including 35 units in December 2002.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

       Following is a summary of partnership option activity:

                                                                        Range of               Weighted
                                                Employee             Exercise Prices            Average
                                                Options          ------------------------      Exercise
                                               Outstanding          Low           High          Price
                                              ------------       ----------     ---------     -----------
       Balances, December 31, 2001                     300       $    1,000     $   1,000     $     1,000
            Granted                                    146            2,887         2,887           2,887
            Terminated/Canceled                       (240)           1,000         2,887           1,348
                                              ------------       ----------     ---------     -----------
       Balances, September 30, 2002                    206            1,000         2,887           1,931
           Granted (unaudited)                          35            2,887         2,887           2,887
                                              ------------       ----------     ---------     -----------
       Balances, June 30, 2003 (unaudited)             241       $    1,000     $   2,887     $     2,070
                                              ============       ==========     =========     ===========
       Vested options (unaudited)                      118       $    1,000     $   2,887     $     1,216
                                              ============       ==========     =========     ===========

       If not previously exercised, options expire as follows:

                                                           Weighted
                                                            Average
             Year Ending                 Number of         Exercise
             September 30,                 Shares            Price
             ------------                --------        -----------
                  2011                        127          $   1,327
                  2012                         22              2,887
                  2013                         92              2,887
                                         --------
                                              241

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

       Proforma Stock-Based Compensation Disclosures - SFAS No. 123 requires the Company to provide pro forma information regarding net income as if compensation costs for the Company's partnership option plans and other partnership interest awards had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The Company estimates the fair value of each partnership award at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                          June 30,            September 30,         December 31,
                                                            2003                  2002                  2001
                                                      ------------------    ------------------    -----------------
                                                         (unaudited)
               Dividend yield                                0%                    0%                    0%
               Volatility                                    0%                    0%                    0%
               Risk free interest rate                      3.83%                 3.61%                4.55%
               Expected life                              10 years              10 years              10 years

        Under the accounting provisions of SFAS No. 123, there was no effect to the Company's net income for the nine months ended September 30, 2002 and the year ended December 31, 2001.

7.      RELATED PARTY TRANSACTIONS:

        During the nine months ended June 30, 2003 and 2002, the nine months ended September 30, 2002 and for the year ended December 31, 2001, the Company paid $49,315, $42,000, $24,000 and $12,000, respectively, for accounting and administrative services to an entity related through common ownership through May 2002.

        During the nine months ended June 30, 2003 and 2002, the nine months ended September 30, 2002 and the year ended December 31, 2001, the Company had sales of $262,223, $311,248, $266,580, and $679,527, respectively, to an entity whose principal owner is the brother of an employee of the Company. Accounts receivable from this related entity were $27,743 and $24,894 at June 30, 2003 and 2002, respectively.

        See Notes 4 and 9 for other related party transactions.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

8.      COMMITMENTS:

        The Company leases a facility and equipment under operating leases expiring at various dates through 2005.

        The future minimum payments required under these operating leases are as follows:

                   Year Ending
                   September 30,
                        2003                   $       40,166
                        2004                            6,783
                        2005                            2,220
                                               --------------
                                               $       49,169

        Rent expense for the nine months ended June 30, 2003 and 2002, the nine months ended September 30, 2002 and the year ended December 31, 2001, was $34,331, $39,993, $39,364 and $55,525, respectively.

9.      SUBSEQUENT EVENTS:

        On August 27, 2003, the Company merged with Catalyst Lighting Group, Inc. (CLG) (formerly known as Wentworth III, Inc.) and received
        3,191,368 shares of common stock of CLG. For financial statement purposes, the Company will be considered the acquiring company. For legal purposes, however, CLG will remain the surviving entity, therefore, the combined entity will retain CLG's capital structure and all the partnerships' units will be converted into common stock of CLG at approximately 3,574 shares of common stock for each unit outstanding.

        Keating Investments, LLC ("KI") is a Colorado state registered investment advisor and owns 89% of Keating Securities, LLC ("KS"), a registered broker-dealer. In connection with the reverse merger, KS received an investment banking fee, part of which has been paid through the issuance of 200,000 shares of Catalyst Lighting Group, Inc.'s common stock. An officer, director and shareholder of KI (the KI Principal) is the son of a director and shareholder of CLG.

                               WHITCO COMPANY, LLP

                          NOTES TO FINANCIAL STATEMENTS
          (Information subsequent to September 30, 2002 is unaudited.)

        CLG is in the process of filing a registration statement with the Securities and Exchange Commission for the sale of up to 1,500,000 shares of common stock at $2.00 per share (the Offering). KI is the broker-dealer selling the shares being offered by CLG. In addition to the 200,000 shares of common stock already issued to KS, KI will receive
        (a) an investment banking fee of $100,000, which is due in 10 monthly payments of $10,000 each beginning 30 days after CLG's common stock begins trading on the Over-the-Counter Bulletin Board, (b) a 10% cash placement fee and 3% expense allowance of securities placed by KI in the offering. In addition, CLG shall issue five-year common stock purchase warrants entitling KI to purchase up to 10% of the securities sold by KI, at an exercise price of 100% of the per share price of the Offering.

        On August 6, 2003, Whitco Company LLP received a bridge loan of $250,000 from Keating Reverse Merger Fund ("Lender"). The note and accrued interest is due February 6, 2004. Interest on the note is at a rate of 10%. In consideration for the note, the Company agreed to issue warrants for the purchase of up to 125,000 shares (the "Warrant Shares") of the common stock of CLG upon consummation of the Merger at a price of $2.00 per Warrant Share. The agreement carries certain rights to repay the note early following any capital raised by the company. KI is the investment advisor and managing member of the Lender. Additionally, the KI Principal is an investor in the Lender.

                         PRO FORMA FINANCIAL INFORMATION

                                  INTRODUCTION

In August 2003, Catalyst Lighting Group, Inc. (CLG) completed a merger with Whitco (WC). On January 31, 2003, certain noteholders converted $375,000 of notes that were outstanding at December 31, 2002 into partnership units which are to be exchanged into CLG common stock. CLG's assets and liabilities were nominal at the date of the agreement. The transaction is accounted for as a reverse merger acquisition, which results in a recapitalization of WC in as much as it is deemed to be the acquiring entity for accounting purposes. The registrant intends to adopt Whitco's year end.

The accompanying unaudited pro forma combining, condensed balance sheet combines the balance sheet of WC as of June 30, 2003 with the balance sheet of CLG as of June 30, 2003.

The accompanying unaudited pro forma combining, condensed statements of operations combine the operations of WC and CLG for the nine months ended June 30, 2003 and for the twelve months ended December 31, 2002, as if the acquisition and conversion of notes was completed as of the beginning of the periods presented under the purchase method of accounting.

These statements are not necessarily indicative of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the periods indicated.

The unaudited pro forma combined, condensed financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in this document.

                               WHITCO COMPANY, LLP
                          CATALYST LIGHTING GROUP, INC.
                                    PRO FORMA
                       COMBINING, CONDENSED BALANCE SHEET
                                   (unaudited)

                                                                  CATALYST
                                                  WHITCO          LIGHTING
                                               COMPANY, LLP     GROUP, INC.
                                                 JUNE 30,         JUNE 30,                           PRO FORMA
                                                   2003             2003            MERGER           COMBINED
                                              -------------     ------------     -----------      -------------
                     ASSETS
CURRENT ASSETS:
   Cash                                       $          --     $        376     $        --      $         376
   Trade receivables                              2,640,753               --              --          2,640,753
   Inventory                                      1,321,935               --              --          1,321,935
   Prepaid expenses and other                        25,574               --              --             25,574
                                              -------------     ------------     -----------      -------------
      Total current assets                        3,988,262              376              --          3,988,638
CASH RESTRICTED                                          --           45,000              --             45,000
PROPERTY AND EQUIPMENT, net                         114,074               --              --            114,074
OTHER ASSETS
    Goodwill                                      2,971,362               --              --          2,971,362
    Other                                            15,793               --              --             15,793
                                              -------------     ------------     -----------      -------------
TOTAL ASSETS                                  $   7,089,491     $     45,376     $        --      $   7,134,867
                                              =============     ============     ===========      =============
                 LIABILITIES AND
              STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Revolving note payable                     $   1,673,884               --     $        --      $   1,673,884
   Current portion of notes payable                 490,726               --              --            490,726
   Other current liabilities                      2,670,632           44,058 (b)      50,000          2,764,690
                                              -------------     ------------     -----------      -------------
      Total current liabilities                   4,835,242           44,058          50,000          4,929,300
LONG-TERM OBLIGATIONS, net of current portion     1,210,341               --              --          1,210,341
                                              -------------     ------------     -----------      -------------
TOTAL LIABILITIES                                 6,045,583           44,058          50,000          6,139,641
STOCKHOLDERS' EQUITY:
   Common stock/partners' contribution            1,030,000            2,000 (b)       2,000             33,914
                                                                             (c)  (1,000,086)
   Additional paid-in capital                            --           25,937 (b)     386,000          1,385,404
                                                                             (c)     973,467
   Retained earnings (accumulated deficit)           13,908          (26,619)(b)    (388,000)          (424,092)
                                              -------------     -------------                     --------------
                                                                             (b)     (50,000)
                                                                             (c)      26,619
      Total stockholders' equity                  1,043,908            1,318         (50,000)           995,226
                                              -------------     ------------     ------------     -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $   7,089,491     $     45,376     $        --      $   7,134,867
                                              =============     ============     ===========      =============

                               WHITCO COMPANY, LLP
                          CATALYST LIGHTING GROUP, INC.

                                    PRO FORMA
                  COMBINING, CONDENSED STATEMENT OF OPERATIONS
                                   (unaudited)

                                                                   CATALYST
                                                    WHITCO         LIGHTING
                                                 COMPANY, LLP     GROUP, INC.
                                                 FOR THE NINE    FOR THE NINE
                                                 MONTHS ENDED    MONTHS ENDED
                                                   JUNE 30,         JUNE 30,           PRO FORMA       PRO FORMA
                                                     2003             2003            ADJUSTMENTS      COMBINED
                                                -------------    -------------       ------------    -------------
NET SALES                                       $  10,644,295    $          --       $         --    $  10,644,295
COST OF SALES                                       7,277,750               --                 --        7,277,750
                                                -------------    -------------       ------------    -------------
GROSS PROFIT                                        3,366,545               --                 --        3,366,545
OPERATING EXPENSE                                   3,614,158            6,773                 --        3,620,931
                                                -------------    -------------       ------------    -------------
LOSS FROM OPERATIONS                                 (247,613)          (6,773)                --         (254,386)
OTHER INCOME (EXPENSE)                                                           (a)       14,100
                                                                                 (b)     (388,000)
                                                     (220,977)               1   (b)      (50,000)        (644,876)
                                                -------------    -------------       ------------    -------------
NET LOSS BEFORE PRO FORMA INCOME TAXES               (468,590)          (6,772)          (423,900)        (899,262)
PRO FORMA INCOME TAXES                                169,250            2,512   (e)     (178,662)          (6,900)
                                                -------------    -------------       ------------    -------------
NET LOSS                                        $    (299,340)   $      (4,260)      $   (602,562)   $    (906,162)
                                                =============    =============       ============    =============
BASIC AND DILUTED NET LOSS PER SHARE                             $        (.02)                      $        (.27)
                                                                 =============                       =============
COMMON STOCK OUTSTANDING                                               200,000       (d)3,191,368        3,391,368
                                                                 =============       ============    =============

                               WHITCO COMPANY, LLP
                          CATALYST LIGHTING GROUP, INC.

                                    PRO FORMA
                  COMBINING, CONDENSED STATEMENT OF OPERATIONS
                                   (unaudited)

                                                                        WHITCO         CATALYST
                                         WHITCO         WHITCO       COMPANY, LLP      LIGHTING
                                      COMPANY, LLP   COMPANY, LLP      FOR THE       GROUP, INC.
                                      FOR THE NINE  FOR THE THREE   TWELVE MONTHS    FOR THE YEAR
                                      MONTHS ENDED   MONTHS ENDED       ENDED           ENDED
                                        SEPTEMBER    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,        PRO FORMA      PRO FORMA
                                        30, 2002         2002            2002            2002           ADJUSTMENTS      COMBINED
                                     ------------   -------------   -------------   -------------      ------------   -------------
NET SALES                            $ 10,243,036   $   3,282,406   $  13,525,442   $          --      $         --   $  13,525,442
COST OF SALES                           7,169,790       2,172,735       9,342,525              --                --       9,342,525
                                     ------------   -------------   -------------   -------------      ------------   -------------
GROSS PROFIT                            3,073,246       1,109,671       4,182,917              --                --       4,182,917
OPERATING EXPENSE                       2,700,835       1,104,146       3,804,981          18,550                --       3,823,531
                                     ------------   -------------   -------------   -------------      ------------   -------------
LOSS FROM OPERATIONS                      372,411           5,525         377,936         (18,550)               --         359,386
OTHER INCOME (EXPENSE)                   (224,677)        (71,519)       (296,196)             25  (a)       14,100        (835,071)
                                                                                                   (b)     (388,000)
                                                                                                   (b)     (165,000)
NET INCOME (LOSS) BEFORE PRO
    FORMA INCOME TAXES                    147,734         (65,994)         81,740         (18,525)         (538,900)       (475,685)
PRO FORMA INCOME TAXES                    (58,062)         22,838         (35,224)          6,873  (e)       19,121          (9,230)
                                     ------------   -------------   -------------   -------------      ------------   -------------
NET INCOME (LOSS)                    $     89,672   $     (43,156)  $      46,516   $     (11,652)     $   (519,779)  $    (484,915)
                                     ============   =============   =============   =============      ============   =============
BASIC AND DILUTED NET LOSS PER SHARE                                                $          --                     $        (.14)
                                                                                    =============                     =============
COMMON STOCK OUTSTANDING                                                                  200,000  (d)    3,191,368       3,391,368
                                                                                    =============      ============   =============

                               WHITCO COMPANY, LLP
                          CATALYST LIGHTING GROUP, INC.

          PRO FORMA NOTES TO COMBINING, CONDENSED FINANCIAL INFORMATION

(a) To reflect the reduction of the related interest expense totaling $14,100 and $14,100 for the nine months ended June 30, 2003 and for the twelve months ended December 31, 2002, respectively, related to the conversion of $375,000 of notes payable in January, 2003.

(b) To reflect expenses related to the merger, which are primarily related to investment banker, legal and accounting fees. The Company incurred approximately $553,000 of merger expenses. $165,000 will be paid in cash (of which $115,000 was accrued during the nine months ended June 30, 2003) and the remainder in common stock valued at $388,000.

(c) To reflect the conversion of partnership units of WC to common stock of the Company and elimination of accumulated deficit of CLG.

(d) To reflect the issuance of 3,191,368 shares in conjunction with the acquisition.

(e) To reflect income taxes based on the Company's determination that a valuation allowance to any deferred tax asset would be required as the Company cannot determine that it is more probable than not that the deferred tax asset will be realized in the future.

                          Catalyst Lighting Group, Inc.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.

Until [ ], 2004 (ninety days after the date funds and securities are released from the escrow account pursuant to Rule 419), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

The following certificate of incorporation and statute provisions are the only charter and statute provisions, by-laws, contracts or other arrangements known to the registrant that insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

         Article SEVENTH of the registrant's certificate of Incorporation provides that:

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director prior to such amendment.

         Section 145 of the Delaware General Corporation Law ("GCL"), provides that:

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Item 25.  Other Expenses of Issuance and Distribution.

Type of Expense                           Amount of Anticipated Expense
---------------                           -----------------------------
Legal fees.........................................      $  40,000*
Accounting fees....................................         20,000*
Printing costs.....................................          1,500*
Transfer agent fee.................................          4,500
Miscellaneous fees and expenses....................          9,000*
                                                         ---------
     Total expenses................................      $  75,000
                                                         =========
----------
* Estimated

Item 26.  Recent Sales of Unregistered Securities.

On October 9, 2001, Kevin R. Keating, our former President and Chief Financial Officer, and currently a director, purchased 90,000 shares of common stock for $.05 per share, or an aggregate of $4,500. These securities were sold pursuant to an exemption from the securities laws pursuant to Section 4(2) of the Securities Act of 1933.

Whitco Company, L.L.P.:

On May 1, 2002, the partnership interests of two of the three then-existing partners of Whitco Company, L.L.P. were purchased for a total of $1.2 Million. A total of 436 2/3 partnership units were sold for $655,000, at a price per partnership unit of $1,500, and $545,000 in subordinated debt. There were no underwriters or commissions paid with respect to this or any other transaction set forth in this Item 26. These securities were sold pursuant to an exemption from the securities laws pursuant to Section 4(2) of the Securities Act of 1933, as the offering of partnership interests was to a limited number of offerees made without general solicitation in a non-public offering. Further, these securities were exempted from the registration requirements pursuant to the safe harbor of Regulation D, as Whitco also had a reasonable belief all investors were "accredited", based on the subscription agreements executed by each investor. Additionally, each investor made a representation they were accredited investors under Rule 501(a) and that they had the necessary sophistication to be able to fend for themselves. The following tables set out the purchase price and amount of partnership units and subordinated debt issued with respect to this transaction:

PARTNERSHIP UNITS ISSUED:

Name                                      Total Purchase Amount   Partner Units Purchased
----                                      ---------------------   -----------------------
Celestine C. Depenbusch                         $200,000                 133 1/3

Larry D. Doskocil, Trustee of the
Larry D. Doskocil Living Trust
UAD February 20, 1986, as amended               $250,000                 166 2/3

John and Jacqueline Middelkamp, JTWROS          $ 50,000                  33 1/3

June M. Ochsner, Trustee of the June M
Ochsner Revocable Trust dated
October 21, 1997                                $ 50,000                  33 1/3

Dennis H. Depenbusch                            $  1,500                   1
Dennis H. Depenbusch and Darcilyn
H. Depenbusch as co-trustees, or their
successors in trust, of the Dennis H
Depenbusch Revocable Trust, dated
December 21, 1998                               $103,500                  69

Subordinated Debt Issued:

Name                                            Total       Expiration Date    Interest Rate
----                                            -----       ---------------    -------------
Larry D. Doskocil, Trustee of the Larry
D. Doskocil Living Trust UAD February
20, 1986, as amended                           $250,000      May 1, 2004            15%
                                                $20,000      May 1, 2007            15%
James K. "Kip" Pritchard                       $150,000      May 1, 2007            15%

Dennis H. Depenbusch and Darcilyn
H. Depenbusch as co-trustees, or
their successors in trust, of the Dennis H.
Depenbusch Revocable Trust,
Dated December 21, 1998                         $75,000      May 1, 2007            15%

Jacqueline N. Middelkamp                        $50,000      May 1, 2007            15%

On January 31, 2003, all subordinated debt holders were offered the opportunity to convert such debt into partnership units. These securities were sold pursuant to an exemption from the securities laws pursuant to Section 4(2) of the Securities Act of 1933, as the offering of partnership interests was to a limited number of offerees with an ongoing relationship with Whitco and its management, made without general solicitation in a non-public offering. The following table sets out those note holders who chose to convert from debt to equity:

Name                               Total      Partnership Units Issued
----                               -----      ------------------------
Celestine C. Depenbusch           $50,000               7.56

Larry D. Doskocil, Trustee of
the Larry D. Doskocil Living
Trust UAD February 20,
1986, as amended                 $250,000              37.78

Dennis H. Depenbusch
and Darcilyn H. Depenbusch
as co-trustees, or their
successors in trust, of the
Dennis H. Depenbusch
Revocable Trust,
dated December 21, 1998           $75,000              11.48

Additionally, Whitco granted a total of 241.3485 qualified options to five employees of Whitco, giving each employee options to purchase partnership units of Whitco. There were no underwriters, discounts or commissions paid in connection with the granting of such options. Whitco did not receive any compensation for the granting of such options as all options were issued in consideration for the option holder's employment with Whitco. However, all options were exercisable for cash consideration as set forth below. None of the options have been exercised, but all were converted on August 27, 2003 to options to purchase our common stock pursuant to the Securities Exchange Agreement with Whitco. All options were issued without registration in reliance on one or more of the following exemptions: Rule 701 and Section 4(2) of the Securities Act of 1933. Below is a chart setting forth all such issuances:

                                                    Vesting
                                                Partnership Units
                        Issue                   Granted Pursuant   Price Per
Name                     Date         Period        to Option        Unit
--------------         --------       -------       ---------      --------
Kip Pritchard           6/30/00             0         104.5        $ 1,000
Mark Wendt (a)          6/30/00       5 years         104.5        $ 1,000
Tom Lach                9/21/00       5 years        22.333        $ 2,913
Kevin Medlin            10/1/01       5 years        22.333        $ 2,916
Henry Glover             1/1/02       5 years       57.1825        $ 2,916
Henry Glover           12/31/02       5 years          17.5        $ 2,890
Tom Lach               12/31/02       5 years             7        $ 2,890
Kevin Medlin           12/31/02       5 years             7        $ 2,890
Ben Mosqueda           12/31/02       5 years           3.5        $ 2,890

(a) Mr. Wendt is no longer an employee of Whitco. He did not purchase any partnership units while employed and all options, vested and unvested, terminated ninety (90) days after his termination as an employee of Whitco.

EXHIBITS

Item 27.  Exhibits and Financial Statement Schedules.

    **   3.1        Certificate of Incorporation
    **   3.2        By-Laws
    **   4.1        Specimen Certificate of Common Stock
     *   4.2        Escrow Agreement
  ****   4.3        Form of Placement Agent Agreement
  ****   4.4        Form of Subscription Agreement
  ****   5.1        Opinion of Feldman Weinstein LLP

    **   10.1       Securities Exchange Agreement, dated as of February 12, 2003 by Wentworth III, Inc. and Whitco Company, L.L.P.
     *   23.1       Consent of Hein & Associates LLP
     *   23.2       Consent of Hein & Associates LLP
     *   23.3       Consent of Grant Thornton LLP
     *   23.4       Consent of Goldstein Golub Kessler LLP

   ***   23.5       Consent of Feldman Weinstein LLP
   --------------------------
   * Filed herewith
  ** Previously filed.
 *** Incorporated in Exhibit 5.1

**** To be filed by amendment

Item 28.          Undertakings.

         The registrant hereby undertakes:

(1) To file, during any period in which if offers or sells securities, a post-effective amendment to this registration statement to:

              (a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (c) include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment, including those that contain a form of prospectus, as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering of those securities.

(3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) To, if registering securities under Rule 415 of the Securities Act of 1933, as amended, file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of such offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Fort Worth, State of Texas, on September 22, 2003

                             CATALYST LIGHTING GROUP, INC.

                             By: /s/ Dennis H. Depenbusch
                                ---------------------------
                                Dennis H. Depenbusch, Chief Executive Officer and Principal Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis H. Depenbusch, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form SB-2 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of September 29, 2003:

         /s/ Dennis H. Depenbusch
         ------------------------------------         Dated: September 22, 2003
         Dennis H. Depenbusch, Chief

            Executive Officer, Principal
            Executive, Financial and
            Accounting Officer

          /s/ Henry Glover
         ------------------------------------         Dated: September 22, 2003
         Henry Glover, President and Director

          /s/ Kevin R. Keating
         ------------------------------------         Dated: September 22, 2003
         Kevin R. Keating, Director

         /s/ Mary Titus
         ------------------------------------         Dated: September 22, 2003
         Mary Titus, Director

         /s/ Tracy B. Taylor
         ------------------------------------         Dated: September 22, 2003
         Tracy B. Taylor, Director